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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Simon Property Group, Inc.
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING
AND
2015 PROXY STATEMENT

SIMON

SIMON

SIMON PROPERTY GROUP, INC.

2015 PROXY STATEMENT

April 3, 2015

Dear Fellow Stockholders:

Please join me and the Board of Directors at our 2015 Annual Meeting of Stockholders on May 14, 2015 at our headquarters in Indianapolis, Indiana. The business to be conducted at the meeting is explained in the attached Notice of Annual Meeting and Proxy Statement.

2014 was an excellent year for our Company and I would like to thank our employees for their hard work and dedication.

We hope that after you have reviewed the Proxy Statement you will vote at the meeting in accordance with the Board's recommendations. Your vote is important to us and our business. I appreciate your continued interest and support of our Company.

Sincerely,

David Simon
Chairman of the Board and Chief Executive Officer

  NOTICE OF ANNUAL MEETING
  OF STOCKHOLDERS

MAY 14, 2015
8:30 A.M. (EDT)

Simon Property Group Headquarters
225 West Washington Street, Indianapolis, Indiana 46204

ITEMS OF BUSINESS

1.
Elect ten directors, including three directors to be elected by the voting trustees who vote the Class B common stock;

2.
Advisory vote to approve executive compensation;

3.
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

4.
Stockholder Proposal; and

5.
Other business as may properly come before the meeting.

RECORD DATE

You can vote if you are a stockholder of record on March 16, 2015 (the "Record Date").

ANNUAL REPORT

Our 2014 annual report to stockholders accompanies, but is not part of these proxy materials.

PROXY VOTING

Stockholders as of the Record Date are invited to attend the annual meeting, but if you cannot attend in person, please vote in advance of the meeting by using one of the methods described in the Proxy Statement.

By order of the Board of Directors,

James M. Barkley
Secretary

April 3, 2015

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    1

PLEASE VOTE

It is very important that you vote to play a part in the future of your Company. New York Stock Exchange ("NYSE") rules provide that if your shares are held through a broker, bank or other nominee, they cannot vote on your behalf on non-discretionary matters, without your instruction.

PROPOSALS WHICH REQUIRE YOUR VOTE

PROPOSAL		MORE INFORMATION	BOARD RECOMMENDATION	BROKER NON-VOTES	ABSTENTIONS	VOTES REQUIRED FOR APPROVAL

1	Elect ten directors, including three directors to be elected by the voting trustees who vote the Class B common stock	Page 10	FOR all nominees	Do not impact outcome	Do not impact outcome	More votes FOR than AGAINST. Under our By-Laws, a nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation.
2	Advisory vote to approve executive compensation	Page 19	FOR	Do not impact outcome	Vote AGAINST	Majority of votes cast.
3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015	Page 43	FOR	N/A	Vote AGAINST	Majority of votes cast.
4	Stockholder Proposal	Page 45	AGAINST	Do not impact outcome	Vote AGAINST	Majority of votes cast.

BY INTERNET USING A COMPUTER	BY TELEPHONE	BY MAIL

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail

PLEASE VISIT OUR ANNUAL MEETING WEBSITE:   annualmeeting.simon.com

•
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 2     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

PROXY SUMMARY

This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

ELIGIBILITY TO VOTE (page 48)

You can vote if you were a stockholder of record at the close of business on March 16, 2015.

HOW TO CAST YOUR VOTE (page 2)

You can vote by any of the following methods:

•
Internet: www.proxyvote.com until 11:59 P.M. EDT on May 13, 2015;

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Telephone: 1-800-690-6903 until 11:59 P.M. EDT on May 13, 2015; or

•
Mail: Completing, signing and returning your proxy or voting instruction card.

GOVERNANCE OF THE COMPANY (page 6)

•
We pride ourselves on continuing to observe and implement best practices in our corporate governance.

BOARD NOMINEES (page 10)

NAME OF INDEPENDENT DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

Melvyn E. Bergstein	73	Retired Chairman of the Board of Diamond Management & Technology Consultants, Inc.	Audit, Governance and Nominating
Larry C. Glasscock	67	Retired Chairman of WellPoint, Inc. (now Anthem, Inc.)	Lead Independent Director, Audit, Governance and Nominating
Karen N. Horn, Ph.D.	71	Retired President, Global Private Client Services and Managing Director, Marsh, Inc.	Governance and Nominating (Chair)
Allan Hubbard	67	Co-Founder, Chairman and Chief Executive Officer of E&A Industries, Inc.	Compensation, Governance and Nominating
Reuben S. Leibowitz	67	Managing Member of JEN Partners	Compensation (Chair), Audit
Daniel C. Smith, Ph.D.	57	Professor of Marketing at the Kelley School of Business, Indiana University, and President and CEO of the Indiana University Foundation	Compensation, Governance and Nominating
J. Albert Smith, Jr.	74	Chairman, Chase Bank in Central Indiana and Managing Director of J.P. Morgan Private Bank	Audit (Chair), Compensation

NAME OF DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

David Simon	53	Chairman of the Board and Chief Executive Officer of the Company	None
Richard S. Sokolov	65	President and Chief Operating Officer of the Company	None
Herbert Simon	80	Chairman Emeritus of the Board of the Company	None

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    3

PROXY SUMMARY

VOTING PROPOSALS		BOARD OF DIRECTORS' RECOMMENDATIONS

Proposal 1	Elect ten directors, including three directors to be elected by the voting trustees who vote the Class B common stock	FOR All nominees (page 10)
Proposal 2	Advisory vote to approve executive compensation	FOR (page 19)
Proposal 3	Ratify the appointment of Ernst & Young, LLP as our independent registered public accounting firm for 2015	FOR (page 43)
Proposal 4	Stockholder Proposal	AGAINST (page 45)

EXECUTIVE COMPENSATION (page 23)

COMPENSATION DISCUSSION AND ANALYSIS (page 20)

2014 was an exceptional year for our Company and we continue to have strong alignment between our executive compensation and the interests of our stockholders. Our outstanding one-year total stockholder return ("TSR") performance in 2014 reinforced our compensation decisions and programs, including increases in Annual Incentive Compensation for some of our Named Executive Officers ("NEOs"). The amount of LTIP awards that were earned under the 2012-2014 LTIP program were less than the maximum opportunity because our three-year TSR performance did not meet or exceed one of the stringent performance measures in that program.

As you will see in the COMPENSATION DISCUSSION AND ANALYSIS section included in this Proxy Statement, our Compensation Committee continues to consider the input received during our ongoing stockholder engagement. The Compensation Committee believes that appropriate actions have been taken to address the interests of our stockholders and ensure strong alignment of interests between our stockholders and our executive compensation program. The Compensation Committee is confident that our executive compensation program is appropriately designed to incent strong performance over the longer term. The Compensation Committee will continue to consider stockholder feedback in its ongoing review and enhancement of our executive compensation program.

 4     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

PROXY SUMMARY

2012-2014 TOTAL DIRECT COMPENSATION MIX (page 21)

We maintain a high degree of alignment between our executive compensation and our stockholders' interests by focusing on increasing long-term stockholder value. The percentage of performance-based compensation for our Chief Executive Officer ("CEO"), and the average for the other NEOs is shown in the charts below.

CEO Pay Mix

Other NEOs* Average Pay Mix

*
Mr. Juster's 2014 compensation is not included in the average for 2014 because he was appointed as the Company's Chief Financial Officer on December 31, 2014.

SAY ON PAY (page 19)

We are asking our stockholders to approve on an advisory basis our executive compensation for 2014.

RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (page 43)

STOCKHOLDER PROPOSAL (page 45)

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    5

 PROXY STATEMENT

This Proxy Statement and accompanying proxy are being provided to stockholders on or about April 3, 2015 in connection with the solicitation by the Board of Directors of Simon Property Group, Inc. ("Simon", "SPG", "we", "us", "our" or the "Company") of proxies to be voted at the 2015 Annual Meeting of Stockholders on May 14, 2015.

 CORPORATE GOVERNANCE OF THE COMPANY

BOARD LEADERSHIP STRUCTURE

In 2014 we revised our Governance Principles to strengthen the Lead Independent Director role, and our Independent Directors appointed a new Lead Independent Director to succeed our long-standing Lead Independent Director.

The Lead Independent Director presides over the regularly conducted executive sessions of the Independent Directors, sets Board agendas and facilitates interactions between the Independent Directors and the senior management team.

•
In March of 2014 Larry C. Glasscock was appointed by our Independent Directors to serve as our Lead Independent Director. David Simon has served since 2007 as the Chairman of the Board of Directors and Chief Executive Officer. The Board of Directors continues to believe that having David Simon fill these two leadership roles is an appropriate and efficient leadership structure. Together, our Lead Independent Director and the Chairman and Chief Executive Officer, facilitate clear leadership, responsibility and accountability, effective decision-making and a cohesive corporate strategy.

•
7 of our 10 Directors are independent under the requirements set forth in the NYSE Listed Company Manual.

•
All of the members of the Audit Committee, Governance and Nominating Committee, and Compensation Committee are Independent Directors.

SUMMARY OF BOARD EXPERIENCE

	M. BERGSTEIN	L. GLASSCOCK	K. HORN	A. HUBBARD	R. LEIBOWITZ	A. SMITH	D. SMITH	D. SIMON	R. SOKOLOV	H. SIMON

High level of financial literacy and capital market experience	X	X	X		X	X		X
Relevant Chief Executive Officer/President Experience	X	X	X	X	X	X		X	X
Retail real estate or commercial real estate		X			X	X		X	X	X
Broad international exposure	X		X	X			X	X		X
Marketing/marketing-related technology experience	X						X
Governmental or geopolitical expertise			X	X					X
Risk oversight/management expertise	X	X	X	X	X	X	X	X	X	X

THE BOARD OF DIRECTORS BELIEVES THAT ITS MEMBERS SHOULD:

• exhibit high standards of independent judgment and integrity; • have a strong record of achievements; • have an understanding of our business and the competitive environment in which we operate;	• have diverse experiences and backgrounds; and • be committed to enhancing stockholder value on a long-term basis and have sufficient time to carry out their duties.

 6     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

In addition, the Board of Directors has determined that the Board as a whole should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. The Board believes that directors with one or more of the following skills can assist in meeting this goal:

• leadership of large and complex organizations; • accounting and finance; • e-commerce related internet-based businesses; • capital markets; • retail marketing; • strategic planning;	• relevant industries; • real estate acquisitions, development and operations; • banking, legal and corporate governance; • government and governmental relationships; and • international business.

BOARD'S ROLE IN OVERSIGHT OF RISK MANAGEMENT

While risk management is primarily the responsibility of our management, the Board of Directors provides overall risk oversight focusing on the most significant risks we face. We have implemented a Company-wide enterprise risk management process to identify and assess the major risks we face and develop strategies for controlling, mitigating and monitoring risk. As part of this process, we gather information throughout our Company to identify and prioritize these major risks. The identified risks and risk mitigation strategies are validated with management and discussed with the Audit Committee on an ongoing basis.

The Audit Committee reviews our risk management programs and reports on these items to the full Board. Our Vice President of Audit Services is responsible for supervising the enterprise risk management process and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee discusses our identified financial and operational risks with our Chief Executive Officer and Chief Financial Officer and receives reports from other members of senior management with regard to our identified risks.

The Compensation Committee is responsible for overseeing any risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements of our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk-taking by our executive officers.

Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or Audit Committee.

DIRECTOR INDEPENDENCE

The Board has adopted standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the NYSE Listed Company Manual. These standards are included in our Governance Principles, which are available at governanceprinciples.simon.com. The Board has amended and restated the Governance Principles to strengthen the role of the Lead Independent Director. The Board has affirmatively determined that each of the persons nominated for election as directors by the holders of voting shares meets these standards and is independent.

David Simon, Richard Sokolov and Herbert Simon are our employees and are not considered Independent Directors.

POLICIES ON CORPORATE GOVERNANCE

Good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders and to enhance the creation of long-term stockholder value. Each year, the Board or one of its committees reviews our Governance Principles, the written charters for each of the Board's standing committees at committeecomposition.simon.com and our Code of Business Conduct and Ethics at codeofconduct.simon.com. The current version of each of these documents is available by clicking on any of the previous links or by visiting www.simon.com, by visiting the Corporate Governance section at investors.simon.com, or by requesting a copy in print without charge upon written request to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204.

We will also either disclose on Form 8-K and/or post on our Internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    7

CORPORATE GOVERNANCE OF THE COMPANY

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Our By-Laws provide for a majority voting standard for the election of directors. This means that any director who, in an uncontested election, receives a greater number of "against" votes than "for" votes must promptly tender his or her resignation to the Board of Directors, subject to its acceptance. The Governance and Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it. Both the Governance and Nominating Committee and the Board may consider any factors they deem appropriate and relevant to their actions.

The Board will act on the tendered resignation, taking into account the Governance and Nominating Committee's recommendation. The affected director cannot participate in any part of the process. We will publicly disclose the Board's decision by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication within 90 days after the vote is certified.

In a contested election (in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast by the holders of shares entitled to vote on the election of directors, provided a quorum is present.

NOMINATIONS FOR DIRECTORS

The Governance and Nominating Committee will consider director nominees recommended by stockholders in accordance with the requirements of our By-Laws. A stockholder who wishes to recommend a director candidate should send such recommendation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Governance and Nominating Committee. Any such recommendation should include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the stockholder and the candidate for more information. A stockholder who wishes to nominate an individual as a director candidate at the annual meeting of stockholders, rather than recommend the individual to the Governance and Nominating Committee as a nominee, shall comply with the requirements described above and in addition must comply with the advance notice requirements for stockholder nominations set forth in our By-Laws.

Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our stockholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. Our Governance Principles further provide that our directors should not serve on more than four boards of public companies, including our Board, unless the Board or Governance and Nominating Committee determines that serving on more than four public company boards does not impair the ability of the director to serve as an effective member of our Board. In recommending candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate's credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities.

COMMUNICATIONS WITH THE BOARD

The Board has implemented a process by which our stockholders and other interested parties may communicate with one or more members of our Board, its committees or the Independent Directors as a group in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.

STOCKHOLDER ENGAGEMENT

The Company continued to engage with stockholders in 2014 and early 2015 concerning, among other things, the issuance of the Company's inaugural Sustainability Report. In addition, since our 2014 annual meeting, our Compensation Committee has considered the input received from stockholders in face-to-face discussions, conference calls and/or written communication.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, executive officers and beneficial owners of more than 10% of our capital stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on our records and other information, we believe that during the year ended December 31, 2014 all applicable Section 16(a) filing requirements were met.

 8     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

TRANSACTIONS WITH RELATED PERSONS POLICY

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has an interest. Pursuant to our Code of Business Conduct and Ethics at codeofconduct.simon.com, which is also available in the Corporate Governance section at investors.simon.com, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% stockholder of the Company, or any of their immediate family members, has a direct or indirect material interest. Pursuant to the charter of the Audit Committee, which is available in the Corporate Governance section at investors.simon.com, the Audit Committee may not approve a related person transaction unless (1) it is in, or not inconsistent with, our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party. Our Charter requires that at least a majority of our directors be neither our employees nor members or affiliates of the Simons. Our Charter further requires that transactions involving us in our capacity as general partner of our wholly owned subsidiary, Simon Property Group, L.P., (the "Operating Partnership") and any entity in which any of the Simons has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such Independent Directors. We currently have seven Independent Directors serving on the Board.

Our General Counsel is charged with reviewing any conflict of interest involving any other employee.

TRANSACTIONS WITH THE SIMONS

We have managed since 1993 two shopping centers which are owned by entities in which David Simon and Herbert Simon have ownership interests that were not contributed to the Operating Partnership, pursuant to management agreements that provide for our receipt of a management fee and reimbursement of our direct and indirect costs. In addition, in 2014 we assisted Melvin Simon & Associates, Inc. ("MSA") and certain of its affiliates with placement of the property and casualty insurance programs required for certain retail and other commercial buildings and improvements owned by MSA or its affiliates. In 2014, we received $4,392,441 in fees and reimbursements from MSA and its affiliates for rendering management and insurance-related services to MSA and its affiliates. These agreements have been reviewed and approved by the Audit Committee.

We reimbursed David Simon $1,183,967 for the Company related business use of his personal aircraft. In addition, we reimbursed MSA $97,450 for maintenance, pilot and other support services that MSA provided with respect to our use of David Simon's personal aircraft. Our reimbursement for use of David Simon's personal aircraft is based upon a below market hourly cost of operating the aircraft and the verified number of hours of our business use, plus reimbursement for certain out-of-pocket expenses. These reimbursements were reviewed and approved by the Audit Committee.

We provide MSA with office space and legal, human resource administration, property specific financing and other support services, and MSA paid us $600,000 for these services in 2014, which is net of our reimbursement of Herbert Simon for costs incurred to operate his personal aircraft when used for Company related business purposes. The payments and reimbursements were reviewed and approved by the Audit Committee.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    9

PROPOSAL 1:      Election of Directors

The Board of Directors currently consists of ten members. Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the following seven persons listed as "Nominees for Director to be Elected by Holders of Voting Shares." All of the nominees are current directors.

The voting trustees who vote the Class B common shares, and who have the right to elect four directors, nominated the three persons listed below as "Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock". All of the nominees are currently Class B directors.

Our employment agreement with Richard Sokolov contemplates that he will be elected to the Board of Directors, and the voting trustees who vote the Class B common shares have agreed to elect Richard Sokolov to the Board. The voting trustees have an agreement requiring that each of them vote for each other as Class B director nominees.

We expect each nominee for election as a director will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

The names, principal occupations and certain other information about the nominees for director, as well as key experiences, qualifications, attributes and skills that led the Governance and Nominating Committee to conclude that such person is currently qualified to serve as a director, are set forth on the following pages.

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE FOLLOWING INDEPENDENT DIRECTOR NOMINEES:

Melvyn E. Bergstein Age: 73 Director since: 2001 Committees Served: Audit, Governance and Nominating Other Public Directorships: None	Larry C. Glasscock Age: 67 Director since: 2010 Committees Served: Lead Independent Director, Audit, Governance and Nominating Other Public Directorships: Zimmer Holdings, Inc. and Sysco Corporation

Chairman of the Board of Directors of Diamond Management & Technology Consultants, Inc., or Diamond, a management and advisory firm, from 2006 until November 2010, at which time Diamond was sold to PricewaterhouseCoopers LLC. Previously served as Chairman and Chief Executive Officer of Diamond and its predecessors, Diamondcluster, Inc. and Diamond Technology Partners, Inc. since its founding in 1994. From 1968 to 1989, Mr. Bergstein served in several capacities with Arthur Andersen & Co.'s consulting division (now Accenture).

 SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
As the co-founder of a publicly-held consulting company of which he served as its Chairman and Chief Executive Officer or the Chairman and Chief Executive Officer of its predecessors for twelve years, Mr. Bergstein has gained experience in finance, investor relations, compensation and strategic planning. He served on the board of Arthur Andersen & Co. from 1986 until he resigned from the firm in 1989. During that time, he was elected chairman of the Consulting Oversight Committee of the Andersen Board. Early in his Andersen career, he became a CPA in the State of New Jersey (1972). He serves on our Audit Committee and Governance and Nominating Committee. The Board of Directors has determined that he is an "audit committee financial expert".
Former Chairman of WellPoint, Inc. (now Anthem, Inc.) a healthcare insurance company, from November 2005 to March 2010. Mr. Glasscock also served as President and Chief Executive Officer of WellPoint,  Inc. from 2004 to 2007. Mr. Glasscock previously served as Chairman, President and Chief Executive Officer of Anthem, Inc. from 2003 to 2004 and served as President and Chief Executive Officer of Anthem, Inc. from 2001 to 2003. Mr. Glasscock also previously served as a director of Anthem, Inc.

 SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Glasscock served as the Chief Executive Officer of the nation's leading health benefits company for many years. He has experience in leading a large public company, setting and implementing strategic plans, developing and implementing turnaround and growth strategies, and developing talent and participating in successful leadership transitions. Mr. Glasscock also has experience leading acquisitions of companies, particularly over the last 10 years. In addition, he worked in financial services for 20 years, and can identify meaningful metrics to assess a company's performance. He also serves, and has served for over 15 years, as a director of other public companies. Mr. Glasscock serves as our Lead Independent Director and serves on our Governance and Nominating Committee and Audit Committee. The Board of Directors has determined that he is an "audit committee financial expert".

 10     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

Karen N. Horn, Ph.D.
Age: 71
Director since: 2004
Committees Served: Governance and Nominating (Chair)
Other Public Directorships: Eli Lilly and Company, Norfolk Southern Corporation, T. Rowe Price Mutual Funds	Allan Hubbard Age: 67 Director since: 2009 Committees Served: Compensation, Governance and Nominating Other Public Directorships: None

Retired President, Global Private Client Services and Managing Director, Marsh, Inc., a subsidiary of MMC, having served in these positions from 1999 to 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. Ms. Horn has served as Senior Managing Director of Brock Capital Group, a corporate advisory and investment banking firm, since 2003. She is also Vice Chairman of the U.S.-Russia Foundation and a member of the board of the National Bureau of Economic Research and most recently was appointed Vice Chairman. She previously served as a director of Georgia-Pacific Corporation and Fannie Mae.

 SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Dr. Horn has more than 30 years of experience in international finance and management, including her service as President of the Federal Reserve Bank of Cleveland and as a senior executive of a number of financial institutions. These experiences provide her with expertise in financial management and economic policy and an in-depth knowledge of the capital markets in which we actively participate. Dr. Horn serves as a director of several other publicly-held companies. She is a member of our Governance and Nominating Committee which she chairs.
Co-Founder, Chairman and Chief Executive Officer of E&A Industries, Inc., a privately-held holding company which acquires and operates established manufacturing companies. Mr. Hubbard served as Assistant to the President for Economic Policy and director of the National Economic Council for the George W. Bush administration. He also served as Executive Director of the President's Council of Competitiveness for the George H.W. Bush administration. Mr. Hubbard previously served as a director of Acadia Healthcare and Anthem, Inc., PIMCO Equity Series and PIMCO Equity Series VIT.

 SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Hubbard has more than 30 years experience as an entrepreneur having founded and led a company that acquires and grows companies in North America and Europe. He served on the board of directors of a major, publicly-held healthcare company for a number of years during which time he served on that board's audit, compensation and governance committees. Mr. Hubbard also has extensive government and economic policy experience having held key economic positions in the administrations of two U.S. Presidents. He is an honors graduate of Harvard Business School with an emphasis in finance and an honors graduate of Harvard Law School. Mr. Hubbard serves on our Compensation Committee and Governance and Nominating Committee.
Reuben S. Leibowitz Age: 67 Director since: 2005 Committees Served: Compensation (Chair), Audit Other Public Directorships: None	Daniel C. Smith, Ph.D. Age: 57 Director since: 2009 Committees Served: Compensation, Governance and Nominating Other Public Directorships: None

Managing Member of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the Company in 2004 and previously served as a director of AV Homes, Inc.

 SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Leibowitz led a major private equity firm's real estate activities for many years and in that role was responsible for developing long-term corporate strategies. Mr. Leibowitz practiced 15 years as a CPA, including a number of years specializing in tax issues, and is an attorney. He has an in-depth understanding of our Premium Outlets® platform having served as a director of Chelsea Property Group, the publicly-held company we acquired in 2004. He serves on our Audit Committee and Compensation Committee which he chairs. The Board of Directors has determined that he is an "audit committee financial expert".
Professor of Marketing at the Kelley School of Business, Indiana University, and President and Chief Executive Officer of the Indiana University Foundation. Served as Dean of the Kelley School from 2005 - 2012 and as Chief Executive Officer of the Indiana University Foundation since 2012. Dr. Smith joined the faculty of the Kelley School in 1996 and has served as Chair of the Marketing Department, Chair of the MBA Program, and Associate Dean of Academic Affairs.

 SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Dr. Smith has spent over 30 years teaching, conducting research, and consulting in the areas of marketing strategy, brand management, financial management, compensation, human resource development and corporate governance. He served as Dean of one of the country's top-rated and largest business schools, and now is the Chief Executive Officer of one of the nation's largest university foundations with $2.0 billion of assets. Both as Dean and Foundation Chief Executive Officer, he was/is responsible for financial oversight and long term financial planning, hiring and retention policies, compensation policies, public relations and overall long term strategy. He serves on our Governance and Nominating Committee and Compensation Committee.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    11

PROPOSAL 1:      Election of Directors

J. Albert Smith, Jr. Age: 74 Director since: 1993 Committees Served: Audit (Chair), Compensation Other Public Directorships: None

Chairman, Chase Bank in Central Indiana since 2014 and Managing Director of J.P. Morgan Private Bank since 2005. Mr. Smith was President of Bank One Central Indiana from 2001 to 2005; Managing Director of Banc One Corporation from 1998 to 2001; President of Bank One, Indiana, NA from 1994 to 1998; and President of Banc One Mortgage Corporation from 1974 to 1994.

 SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Smith has served as Chairman, President and Managing Director of the Midwest operations of a major financial institution for a number of years during which time he has been involved in real estate lending activities. Through these experiences he has developed expertise in financial management and credit markets. He served as our Lead Independent Director until March 2014 and currently serves on our Compensation Committee and our Audit Committee which he chairs. The Board of Directors has determined that he is an "audit committee financial expert".

 12     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

NOMINEES FOR DIRECTOR TO BE ELECTED BY THE VOTING TRUSTEES WHO VOTE THE CLASS B COMMON STOCK

David Simon Class B Director Nominee Age: 53 Director since: 1993 Other Public Directorships: Klépierre, S.A. and WP Glimcher*	Richard S. Sokolov Class B Director Nominee Age: 65 Director since: 1996 Other Public Directorships: WP Glimcher

Chairman of the Board of the Company since 2007 and Chief Executive Officer of the Company or its predecessor since 1995; a director of the Company or its predecessor since its incorporation in 1993. President of the Company's predecessor from 1993 to 1996. From 1988 to 1990, Mr. Simon was Vice President of Wasserstein Perella & Company. From 1985 to 1988, he was an Associate at First Boston Corp. He is the son of the late Melvin Simon and the nephew of Herbert Simon.

 SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
David Simon has served as our Chief Executive Officer or the Chief Executive Officer of our predecessor for 20 years. During that time he has provided leadership in the development and execution of our successful growth strategy, overseeing numerous strategic acquisitions that have been consolidated into what is recognized as the nation's leading retail real estate company. He gained experience in mergers and acquisitions while working at major Wall Street firms before joining his father and uncle. Mr. Simon serves on the National Association of Real Estate Investment Trusts' board of governors which gives him an industry-wide perspective that extends beyond our own operations.

* Mr. Simon has advised the board and management of WP Glimcher that he will not stand for reelection to their board of directors at their upcoming annual meeting.

President and Chief Operating Officer and a Director of the Company or its predecessor since 1996. President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessors in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986.

 SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Richard S. Sokolov has served as our President and Chief Operating Officer since 1996 immediately following our acquisition of DeBartolo Realty Corporation. Mr. Sokolov had served as Chief Executive Officer and President of DeBartolo Realty Corporation and Senior Vice President Development and General Counsel of its predecessor operations for a number of years. Mr. Sokolov is a past Chairman of the International Council of Shopping Centers ("ICSC") and currently serves as a trustee and a member of the ICSC Nominating Committee.
Herbert Simon Class B Director Nominee Age: 80 Director since: 1993 Other Public Directorships: The Cheesecake Factory Incorporated

Chairman Emeritus of the Board of the Company since 2007. Co-Chairman of the Board of the Company or its predecessor from 1995 to 2007. Mr. Simon was Chief Executive Officer and a director of the Company's predecessor from its incorporation in 1993 to 1995. He also serves on the Board of Governors for the National Basketball Association and as Chairman of the Board of MSA.

 SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Herbert Simon is our co-founder and Chairman Emeritus. The retail real estate business that he and his brother, the late Melvin Simon, started decades ago established the foundation for all of our current operations and record of achievement. Mr. Simon's leadership of the Indiana Pacers National Basketball Association ("NBA") basketball franchise has led to his service on the Board of Governors of the NBA.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    13

PROPOSAL 1:      Election of Directors

MEETINGS AND COMMITTEES OF THE BOARD

MEETINGS AND ATTENDANCE

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer, other executive officers and our Lead Independent Director, by reviewing materials provided to them, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the annual meeting of stockholders.

•
All but one of our Directors attended the 2014 annual meeting. During 2014, the Board of Directors met eleven times. The Board conducts many of its oversight responsibilities through its Audit Committee, Compensation Committee, and Governance and Nominating Committee.

•
Our directors participated in 99% of the aggregate number of meetings of the Board and 97% of the aggregate number of meetings of the committees on which they serve.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

The Independent Directors meet in executive session without management present in connection with each regularly scheduled Board meeting. During 2014, the Independent Directors held four executive sessions. The Lead Independent Director presides over these executive sessions.

The name of the current Lead Independent Director is posted in the Corporate Governance section at investors.simon.com. The Board's Lead Independent Director is appointed by the Independent Board members and the effectiveness of the Lead Independent Director shall be discussed in the Proxy Statement provided to stockholders in connection with each annual meeting.

In March 2014, we amended and restated our Governance Principles to strengthen the role of the Lead Independent Director. The Lead Independent Director performs the duties specified in these Governance Principles and such other duties as are assigned from time to time by the Independent Directors of the Board.

We believe that our Lead Independent Director is performing his duties in an effective manner. Under our Governance Principles, the Lead Independent Director is empowered to:

•
preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the Independent Directors;

•
serve as a liaison between the Chairman and the Independent Directors;

•
approve information sent to the Board;

•
approve meeting agendas for the Board;

•
approve meeting schedules to assure there is sufficient time for discussion of all agenda items;

•
call meetings of the Independent Directors;

•
if requested by major stockholders, ensures that he or she is available for consultation and direct communication; and

•
retain outside advisors and consultants to report directly to the Board on Board-wide matters.

 14     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

COMMITTEE FUNCTION AND MEMBERSHIP

THE AUDIT COMMITTEE

Members:
J. Albert Smith, Jr. (Chair)
Melvyn E. Bergstein
Larry C. Glasscock
Reuben S. Leibowitz

Ten meetings during 2014.
Audit Committee members participated in 95% of the aggregate number of Audit Committee meetings.

The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears in this Proxy Statement. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Exchange Act and the rules and regulations of the Securities and Exchange Commission.

The Board of Directors has determined that each of the current members of the Audit Committee qualifies as an "audit committee financial expert" as defined by rules of the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE

Members: Reuben S. Leibowitz (Chair) Allan Hubbard Daniel C. Smith, Ph.D. J. Albert Smith, Jr. Eleven meetings during 2014. Compensation Committee members participated in 100% of the meetings.	The Compensation Committee (1) sets remuneration levels for our executive officers, (2) reviews significant employee benefit programs, (3) establishes and administers our executive compensation program and our stock incentive plan, (4) discusses with management the Compensation Discussion and Analysis, and, if appropriate, recommends its inclusion in our annual report on Form 10-K and Proxy Statement, and (5) issues the report on its activities which appears in this Proxy Statement. The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the Securities and Exchange Commission.

The Compensation Committee has authority to retain the advice and assistance of compensation consultants and legal, accounting or other advisors. The committee retained its current consultant, Semler Brossy Consulting Group, LLC, in December 2011. Semler Brossy does not provide any other services to management of the Company. The consultant assists the committee in the review and design of our executive compensation program. No member of the Compensation Committee during 2014 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this Proxy Statement pursuant to Securities and Exchange Commission regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this Proxy Statement pursuant to Securities and Exchange Commission regulations.

THE GOVERNANCE AND NOMINATING COMMITTEE

Members:
Karen N. Horn, Ph.D. (Chair)
Melvyn E. Bergstein
Larry C. Glasscock
Allan Hubbard
Daniel C. Smith, Ph.D.

Four meetings during 2014.
Governance and Nominating Committee members participated in 95% of the aggregate number of Governance and Nominating Committee meetings.

The Governance and Nominating Committee nominates persons to serve as directors and, in accordance with our Governance Principles, proscribes appropriate qualifications for Board members. The committee develops and recommends to the Board the Governance Principles applicable to the Company and the Board, leads the Board in its annual evaluation of the Board's performance, oversees the assessment of the independence of each director, reviews compliance with stock ownership guidelines and makes recommendations regarding compensation for non-employee directors. Members of the Governance and Nominating Committee are responsible for screening director candidates, but may solicit advice from our Chief Executive Officer and other members of the Board. The Governance and Nominating Committee has the authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    15

PROPOSAL 1:      Election of Directors

DIRECTOR COMPENSATION

COMPENSATION OF INDEPENDENT DIRECTORS

The Board of Directors believes that competitive compensation arrangements are necessary to attract and retain qualified Independent Directors. The key components of our current Independent Director compensation program are an annual cash retainer, cash fees for meeting attendance, annual restricted stock grants and additional compensation to committee chairs and the Lead Independent Director.

During 2014, we paid each Independent Director an annual cash retainer of $70,000 and restricted stock award with a grant date value of $82,500. We also paid each Independent Director a fee of $2,000 for attending each Board meeting and $1,500 for attending each committee meeting.

Independent Directors who serve as chairpersons of standing committees receive an additional annual cash fee of $10,000 and a restricted stock award with a grant date value of $10,000 (in the case of the Audit and Compensation Committees) or $7,500 and a restricted stock award with a grant date value of $7,500 (in the case of the Governance and Nominating Committee). In addition, the Lead Independent Director receives an annual cash fee of $12,500 and a restricted stock award with a grant date value of $12,500.

DIRECTOR OWNERSHIP GUIDELINES

We have a stringent stock retention policy that further aligns our Board of Directors' interests with our stockholders. Each of our Independent Directors is required to own not less than 3,000 shares of our common stock or units of the Operating Partnership within two years after he or she is initially elected to the Board and not less than 5,000 shares of our common stock within three years from such date. At the December 31, 2014 market price of our stock, these guidelines equate to approximately 8 times and 13 times of our annual cash retainer, respectively.

In addition, our Independent Directors are required to hold vested restricted stock awards, together with all dividends paid on such awards utilized to purchase additional shares of the Company's common stock, in the director account of our deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director.

Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted, at which time he or she will have the following two-year and three-year periods to comply with the ownership guidelines. Stock options and unvested shares of restricted stock do not count toward these goals.

As of March 16, 2015, all of our Independent Directors were in compliance with the ownership guidelines.

2014 INDEPENDENT DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation we paid to our Independent Directors for 2014:

NAME (a)(1)	FEES EARNED OR PAID IN CASH ($) (b)	STOCK AWARDS(2) ($) (c)	TOTAL ($) (d)

Melvyn E. Bergstein	112,000	84,214	196,214
Larry C. Glasscock	120,375	96,926	217,301
Karen N. Horn Ph.D.	103,500	91,806	195,306
Allan Hubbard	110,500	84,214	194,714
Reuben S. Leibowitz	130,000	94,454	224,454
Daniel C. Smith, Ph.D.	111,000	84,214	195,214
J. Albert Smith, Jr.	125,625	94,454	220,079

(1)
David Simon, Richard S. Sokolov and Herbert Simon, who were also directors during 2014, are not included in this table because they did not receive any additional compensation for their service as directors. In 2014, Herbert Simon received $100,000 in employment compensation for his service as our Chairman Emeritus. The compensation received by David Simon and Richard Sokolov is shown in the Summary Compensation Table in the Proxy Statement.

(2)
Represents the ASC 718 grant date fair value of the restricted stock awards to the directors. Restricted stock awards granted to directors must be held in the director deferred compensation account and dividends on the restricted shares must be reinvested in additional shares of common stock which also must be held in the director deferred compensation account. One of our directors elected to defer their cash compensation and reinvest it in common stock beginning in the first quarter of 2014. These shares are the only other assets in the director deferred compensation account.

The following table sets forth the aggregate number of shares of our restricted common stock held by each Independent Director as of December 31, 2014.

NAME OF INDEPENDENT DIRECTOR	NUMBER OF SHARES OF RESTRICTED STOCK(1)

Melvyn E. Bergstein	11,535
Larry C. Glasscock	3,360
Karen N. Horn, Ph.D.	10,407
Allan Hubbard	4,777
Reuben S. Leibowitz	8,699
Daniel C. Smith, Ph.D.	4,777
J. Albert Smith, Jr.	13,885

(1)
The amounts shown above include the restricted shares granted under our Independent Director compensation program, as described in this Proposal. The amounts shown above do not include shares acquired from the reinvestment of dividends which is required, as explained in footnote (2) of the previous table, and do not include other shares owned by non-employee Directors. See, Ownership of Equity Securities of the Company by Directors and Executive Officers on page 17.

 16     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY BY DIRECTORS AND EXECUTIVE OFFICERS

As of March 16, 2015, the director nominees and executive officers identified below:

•
Owned beneficially the indicated number and percentage of common shares and Class B common stock treated as a single class; and

•
Owned beneficially the indicated number and percentage of units which are exchangeable for common shares on a one-for-one basis or cash, as determined by the Company. The number of units includes earned and fully vested performance-based LTIP units which are convertible at the option of the holder into units on a one-for-one basis.

Unless otherwise indicated in the footnotes to the table, shares or units are owned directly and the indicated person has sole voting and investment power.

	SHARES AND UNITS BENEFICIALLY OWNED		UNITS BENEFICIALLY OWNED
NAME	NUMBER(1)(2)	PERCENT(3)	NUMBER	PERCENT(4)	ADDITIONAL INFORMATION

David Simon	26,792,223	7.96%	25,259,876	6.95%	Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See "PRINCIPAL STOCKHOLDERS."
Melvyn E. Bergstein	24,168	*	—	—
Larry C. Glasscock	7,263	*	—	—
Karen N. Horn, Ph.D.	13,576	*	—	—
Allan Hubbard	10,116	*	—	—
Reuben S. Leibowitz	31,573	*	—	—	Does not include 6,000 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.
Daniel C. Smith, Ph.D.	7,303	*	—	—
J. Albert Smith, Jr.	34,402	*	—	—
Herbert Simon	26,792,223	7.96%	25,259,876	6.95%	Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See "PRINCIPAL STOCKHOLDERS."
Richard S. Sokolov	615,564	*	269,258	*
James M. Barkley	269,142	*	177,857	*
Andrew A. Juster	89,916	*	75,728	*
David J. Contis	36,231	*	10,068	—
All Directors and executive officers as a group (13 people)	27,931,477	8.29%	25,792,787	7.09%	Does not include 4,172,426 units beneficially owned by or for the benefit of Simon family members as to which members of the MSA group do not have voting or dispositive power.

*
Less than one percent

(1)
Includes the following common shares that may be issued upon exchange of units (including vested LTIP units) held by the following persons on March 16, 2015: David Simon, Herbert Simon and other members of the MSA group (as defined in the Principal Stockholders table on page 18—25,259,876; Richard S. Sokolov—269,258; James M. Barkley—177,857; Andrew Juster—75,728; David Contis—10,068; and all directors and executive officers as a group—25,792,787. Units are exchangeable either for common shares (on a one-for-one basis) or for cash.

(2)
Includes the following restricted shares which are subject to vesting requirements: Melvyn E. Bergstein—477; Larry C. Glasscock—549; Karen N. Horn, Ph.D.—520; Allan Hubbard—477; Reuben S. Leibowitz—535; Daniel C. Smith, Ph.D.—477; J. Albert Smith, Jr.—535; David J. Contis—3,308; and all directors and executive officers as a group—6,878. Includes shares acquired through the reinvestment of dividends on common shares held in the Director Deferred Compensation Plan.

(3)
At March 16, 2015, there were 311,260,775 shares of common stock and 8,000 shares of Class B common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock convert automatically into common shares (on a one-for-one basis). These percentages assume the exchange of units for common shares only by the applicable beneficial owner.

(4)
At March 16, 2015, Simon Property Group, L.P. had 364,033,506 units outstanding, of which we owned, directly or indirectly, 311,268,775 or 85.5%. These percentages assume that no units held by limited partners are exchanged for common shares. The number of units shown does not include any unvested LTIP units awarded under a long-term incentive performance program as described in the COMPENSATION DISCUSSION AND ANALYSIS section included in this Proxy Statement because the unvested LTIP units are subject to performance and/or time-based vesting requirements.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    17

PROPOSAL 1:      Election of Directors

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of our voting securities as of March 16, 2015. Unless otherwise indicated in the footnotes, shares are owned directly and the indicated person has sole voting and investment power.

	SHARES(1)
NAME AND ADDRESS	NUMBER OF SHARES	%

The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	40,873,497	13.13%(3)
BlackRock Inc.(4) 40 East 52nd Street New York, NY 10022	26,948,668	8.66%(3)
Melvin Simon & Associates, Inc., et al.(5) 225 West Washington Street Indianapolis, IN 46204	26,792,223(6)	7.96%(7)

(1)
Voting shares include shares of common stock and Class B common stock. Upon the occurrence of certain events, Class B common stock converts automatically into shares of our common stock (on a one-to-one basis). The amounts in the table also include shares of common stock that may be issued upon the exchange of units of limited partnership interest, or units of Simon Property Group, L.P., or the Operating Partnership, that are exchangeable either for shares of common stock (on a one-to-one basis) or for cash.

(2)
Based solely on information provided by The Vanguard Group and Vanguard Specialized Funds—Vanguard REIT Index Fund in two Schedule 13G/As filed with the Securities and Exchange Commission on February 9, 2015 and February 4, 2015, respectively. The Vanguard Group has the sole power to vote 967,810 shares of common stock and dispose of 40,078,876 shares, including 23,068,178 shares reported by Vanguard REIT Index Fund, and shared power to dispose of 794,621 shares.

(3)
Based on the assumption that the principal shareowner continued to own the number of shares reflected in the table above on March 16, 2015.

(4)
Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the Securities and Exchange Commission on January 12, 2015.

(5)
This group, or the MSA group, consists of Melvin Simon & Associates, Inc., David Simon, Herbert Simon, two voting trusts, and other entities and trusts controlled by or for the benefit of MSA, David Simon or Herbert Simon. David Simon is an executive officer and director and Herbert Simon is one of our directors. MSA is owned 30.94% by a trust for the benefit of Herbert Simon, 3.04% by a trust for the benefit of David Simon, and by certain other stockholders. A total of 890,120 common shares included in the amount reported for the group and 8,000 shares of Class B common stock are subject to the two voting trusts as to which David Simon and Herbert Simon are the voting trustees.

(6)
Includes 1,524,347 common currently outstanding; 25,259,876 common shares issuable upon exchange of units; and 8,000 shares of Class B common stock. Does not include 4,172,426 units that are held by or for the benefit of Simon family members as to which MSA, David Simon or Herbert Simon do not have voting or dispositive power.

(7)
Assumes the exchange of units by the subject holder only.

 18     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

PROPOSAL 2:      Advisory Vote to Approve
Executive Compensation

Our executive compensation program is designed to facilitate long-term stockholder value creation. Our focus on pay-for-performance and on corporate governance ensures alignment with the interests of the Company's stockholders.

We are asking for stockholder approval, on an advisory or non-binding basis, of the compensation of our NEOs as disclosed in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation policies and practices described in this Proxy Statement. For biographical information on our NEOs, please refer to the Company's 2014 10-K, Part III, Item 10—Directors, Executive Officers and Corporate Governance.

We will evaluate whether any actions are necessary to address significant concerns as a result of this advisory vote. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2016 Annual Meeting of Stockholders.

The Board of Directors Unanimously Recommends that Stockholders Vote FOR the approval of our Executive Compensation.

COMPENSATION COMMITTEE REPORT

At our 2014 Annual Meeting, over 97% of our stockholders approved our advisory vote on executive compensation ("Say on Pay") and over 97.5% of our stockholders ratified and approved the Amended and Restated 1998 Stock Incentive Plan ("the 1998 Plan"). The Compensation Committee believes that these actions demonstrate a strong alignment between our stockholders, our performance, and our executive compensation program.

The Committee held eleven meetings during 2014. The meetings were designed, among other things, to facilitate and encourage free and frank discussion among Committee members, executive management, our compensation consultant and other Company personnel involved in executive compensation matters.

The Committee reviewed and discussed with management the COMPENSATION DISCUSSION AND ANALYSIS section included in this Proxy Statement. Based on its review and these discussions with management, the Committee recommended to the Board of Directors that it be incorporated by reference into the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014, and included in the Proxy Statement for the 2015 Annual Meeting of Stockholders. The Committee remains committed to ongoing engagement and dialogue with our stockholders in the future.

The Compensation Committee:

Reuben S. Leibowitz, Chairman
J. Albert Smith
Allan Hubbard
Daniel C. Smith, Ph.D.

April 3, 2015

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    19

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

2014 was an exceptional year for our Company. We completed the spin-off of our strip centers and smaller enclosed malls into an independent, publicly-traded REIT, while continuing to produce very strong results, delivering yet another record-breaking year for our stockholders.

We continue to have strong alignment between our executive compensation and the interests of our stockholders. Our outstanding one-year TSR performance in 2014 reinforced our compensation decisions, including increases in Annual Incentive Compensation for some of our NEOs.

Similarly, the alignment of our LTIP program with stockholder interests was demonstrated when the awards issued under the 2012-2014 LTIP program earned less than their maximum opportunity because our three-year TSR performance did not meet or exceed one of the stringent performance measures in that program. Please refer to the TSR graph on the following page.

Our funds from operations ("FFO") increased to $8.90 per share, a record for our Company despite the approximately $1.00 impact from the loss of FFO from the spin-off properties, the spin-off transaction expenses, as well as a one-time loss on the extinguishment of debt incurred in connection with tender offers and an early notes redemption during the year. We increased our dividend by 10.8% to a total of $5.15 per common share and, with the recent increase in the first quarter of 2015 to $1.40 per share, are now on track to pay $5.60 per share this year.

Our U.S. Malls and Premium Outlets once again delivered strong financial and operational results:

•
Total sales on a rolling 12 month basis increased by 0.2% to $619 per square foot;

•
Occupancy improved by 20 basis points to 97.1%, an all-time high;

•
The releasing spread for the rolling 12 months of $9.59 per square foot-rent for spaces leased in 2014 was 16.6% higher than prior rent paid for the same spaces; and

•
As a result of the strong performance of our properties, comparable property net operating income ("NOI") grew 5.1% for our U.S. Malls, Premium Outlets and The Mills.

The Compensation Committee believes that appropriate actions have been taken to address stockholder interests and ensure a strong alignment between our stockholders and our executive compensation program. The Compensation Committee is confident that our executive compensation program is appropriately designed to incent strong performance over the longer term. The Compensation Committee will continue to consider stockholder feedback in its ongoing review of our executive compensation program.

COMPENSATION DISCUSSION AND ANALYSIS

We continue to have strong absolute and relative TSR performance over the long term. SPG has outperformed the RMS and S&P 500 in 12 of the last 15 years, and has delivered a compounded annual return to stockholders of 17% since its December 1993 IPO, for a total return of 2,545%. The Company has had positive TSR, performance over the past one-, three-, five- and ten-year periods. Our use of absolute and relative TSR performance metrics over a three-year performance period is a significant way to incent the performance of our executives and is reflected in the design of our Long-Term Incentive Plan.

 20     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Total Stockholder Returns(1)

(1)
Total stockholder returns include reinvestment of all dividends on the ex-dividend date, including the spin-off distribution of Washington Prime Group, Inc. ("WPG").
(2)
RMS is the MSCI U.S. REIT Index.

The graph above shows that our relative performance in total stockholder return has been compelling over the past one-, three-, five- and ten-year periods. It compares the compound annual return on our common stock (SPG) versus two key benchmarks, the S&P 500 Index and the MSCI U.S. REIT Index (RMS).

The Company has met or beat FFO consensus estimates 34 of the last 36 quarters (94.4%). The compounded annual growth rate of our 2010-2014 FFO per share is 15.3%. On a comparable basis, excluding the operating results from the WPG spin-off properties, spin-off transaction expenses and the debt extinguishment charge, FFO per diluted share increased 13.9% compared to 2013.

ALIGNMENT OF PAY WITH PERFORMANCE

Our philosophy of pay for performance has been consistent over time. Our executive compensation program is designed to ensure pay outcomes align with our operating, financial and market performance in both good and challenging times. Although we do not target a specific mix of pay, we deliver the majority of our compensation in the form of variable pay (annual and long-term incentives) to emphasize our commitment to rewarding excellent performance or penalizing poor performance. In 2014, performance-based components comprised 91% of our CEO's total direct compensation ("TDC") and 87% of our other NEOs' TDC.

The 2014 Annual Incentive Compensation awards made to our NEOs reflect our continued positive performance in 2014. The below-maximum payouts made under our 2012-2014 LTIP program are a result of the three-year TSR not meeting the required performance threshold.

EXECUTIVE TOTAL DIRECT COMPENSATION MIX

A significant majority of our NEO compensation is "at-risk" based on performance. For 2014, 91% of our CEO's TDC and 87% of our other NEOs' TDC was variable and performance-based. Please refer to the "Performance-Based Pay From 2012-2014" chart on page 22.

Annual Cash Incentive Compensation is paid subject to achievement of our annual financial and operating goals and an assessment of the executives' performance against individual and company performance goals. In recognition of an excellent year of financial and operating performance, our CEO's 2014 Annual Cash Incentive compensation was increased to $3,500,000, from his 2013 payout of $3,000,000. In addition, two of our other NEOs also received increases in their Annual Cash Incentive Compensation for their performance in 2014.

For more information on our Annual Cash Incentive Compensation, see page 25.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    21

COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based LTIP Awards granted to NEOs over the past four years are earned based on three-year TSR performance on both an absolute basis and relative to the S&P 500 Index and to the MSCI U.S. REIT Index. Earned LTIP awards have a two-year post-performance service vesting requirement. For more information on our performance-based LTIP awards see page 26.

Performance-Based Pay From 2012-2014

CEO Pay Mix

Other NEOs* Average Pay Mix

*
Mr. Juster's 2014 compensation is not included in the average for 2014 because he was appointed as the Company's Chief Financial Officer on December 31, 2014.

 22     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

TOTAL DIRECT COMPENSATION TABLE

The following table presents the total direct compensation of the NEOs for 2014, 2013 and 2012. It includes amounts for salaries, bonuses and incentive compensation and not all of the items required by the rules of the Securities and Exchange Commission to be reported in the Summary Compensation Table. It presents performance-based incentive compensation awards in the year to which the performance relates or, in the case of multi-year awards, to the year in which the performance period ends.

TOTAL DIRECT COMPENSATION(1) EARNED IN PRIOR THREE FISCAL YEARS

NAME	YEAR	SALARY ($)	BONUS(2) ($)	RESTRICTED STOCK(3) ($)	LTIP UNITS(4) ($)	TOTAL DIRECT COMPENSATION ($)

David Simon	2014	1,250,000	3,500,000	—	9,661,217	14,411,217
Chairman of the Board and Chief Executive Officer	2013	1,250,000	3,000,000	—	11,959,768	16,209,768
	2012	1,250,000	4,000,000	—	7,957,422	13,207,422

Richard S. Sokolov	2014	800,000	1,380,000	—	4,629,349	6,809,349
President and Chief Operating Officer	2013	800,000	1,200,000	—	5,979,924	7,979,924
	2012	800,000	1,500,000	—	3,978,711	6,278,711

James M. Barkley	2014	566,500	948,750	—	4,025,536	5,540,786
General Counsel and Secretary	2013	566,500	825,000	—	4,983,220	6,374,720
	2012	566,500	1,000,000	—	3,481,372	5,047,872

Andrew A. Juster(5)	2014	450,000	690,000	—	1,408,920	2,548.920
Senior Vice President and Chief Financial Officer	2013	—	—	—	—	—
	2012	—	—	—	—	—

David J. Contis(6)	2014	750,000	500,000	—	1,610,215	2,860,215
President—Simon Malls	2013	750,000	950,000	—	1,494,943	3,194,943
	2012	750,000	750,000	787,812	—	2,287,812

Stephen E. Sterrett(7)	2014	515,000	400,000	—	4,025,536	4,940,536
Senior Executive Vice President and Chief Financial Officer	2013	515,000	775,000	—	4,983,220	6,273,220
	2012	515,000	1,000,000	—	3,481,372	4,996,372

The Total Direct Compensation Table excludes the grant date fair value of David Simon's 2011 CEO Retention Agreement, as amended and restated. The Compensation Committee believes that Total Direct Compensation more accurately reflects its compensation decisions.

(1)
Total Direct Compensation consists of (a) the actual base salary paid for the indicated year, (b) the Annual Cash Incentive compensation earned for the indicated year that was paid in the following year, (c) restricted stock awards based on performance for the indicated year at their grant date fair value, (d) the LTIP units earned over multiple years, reflected in the year in which the performance period ends, at their grant date fair value.

(2)
Annual Cash Incentive compensation earned for the indicated year was paid in the following year.

(3)
The amounts are the Accounting Standards Codification Topic 718, or ASC 718, grant date fair value of the restricted stock awards that were issued in the following year. For 2012, represents the value of a restricted stock award made to Mr. Contis on March 5, 2012 and which vests over a three-year period.

(4)
The amounts shown are the grant date fair values of the LTIP units earned in the three-year 2010 LTIP (for 2012), the three-year 2011 LTIP (for 2013), and the three-year 2012 LTIP (for 2014), net of the purchase price of $0.25 per unit. The amounts reflect the earning of 100% for each of the three-year 2010 program and the three-year 2011 LTIP program, and 80.8% for the three-year 2012 LTIP program. Once earned, the LTIP units will vest over a two-year period.

(5)
Mr. Juster was appointed as the Company's Chief Financial Officer on December 31, 2014. Mr. Juster's compensation is not disclosed for years prior to the year in which he became a NEO.

(6)
Mr. Contis's 2012 restricted stock award was based on 2012 EBITDA performance for the regional malls platform as well as 2012 absolute TSR and 2012 relative TSR. This award resulted in a grant of 4,963 shares of common stock on April 1, 2013, using a share price of $158.76 which was determined by taking the average price of our common stock closing price for the ten consecutive trading day period prior to, but not including, April 1, 2013. For 2013, Mr. Contis received no restricted stock but, because he participated in the 2011-2013 LTIP program, he earned 20,136 LTIP units valued at $1,494,943, calculated as described above in footnote 4.

(7)
Mr. Sterrett resigned his duties and role as the Company's CFO on December 31, 2014, and transitioned to the role of Senior Advisor.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    23

COMPENSATION DISCUSSION AND ANALYSIS

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to accomplish the following objectives:

•
Retain a group of highly-experienced executives who have worked together as a team for a long period of time and who make major contributions to our success.

•
Attract other highly qualified executives to strengthen that team.

•
Motivate executives to contribute to the achievement of corporate and business unit goals as well as individual goals.

•
Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.

•
Align interests of executives with stockholders by linking payouts to performance measures that promote the creation of long-term stockholder value.

WHAT WE PAY AND WHY: PRINCIPAL ELEMENTS OF COMPENSATION

To accomplish our compensation objectives, we designed our executive compensation program with three major elements—Base Salary, Annual Cash Incentive Compensation, and Performance-Based Long-Term Incentive Program.

	OBJECTIVES	KEY FEATURES

Base Salary	• Provide an appropriate level of fixed compensation that will promote executive recruitment and retention.	• Fixed compensation.
Annual Cash Incentive Compensation	• Reward achievement of our annual financial and operating goals based on the Compensation Committee's quantitative and qualitative assessment of the executives' contributions to that performance.

•

Variable, short-term cash compensation.

•

Funded upon achievement of threshold FFO level.

•

Allocated based on objective and subjective evaluation of Company, business unit, and individual performance.

Performance-Based Long-Term Incentive Program

•

Promote the creation of long-term stockholder value.

•

Align the interests of our executives with the interests of our stockholders.

•

Promote the retention of our executives through multi-year service vesting requirements after they are earned.

•

Variable, performance-based long-term equity compensation.

•

Amount is earned over a 3-year Performance Period based on

–

Absolute TSR (weighted 20%);

–

Relative TSR

•

MSCI U.S. REIT Index (RMS) (weighted 60%); and

•

TSR Relative to S&P 500 Index (weighted 20%).

•

Additional two years of service-vesting.

•

Maximum amount that may be earned is 100% of the target amount of performance-based LTIP units awarded.

Based on the pay outcomes relative to performance and the Compensation Committee's assessment of the overall design of our compensation programs, including changes we made to our compensation practices in previous years, the Compensation Committee believes that our executive officers' pay is well-aligned with our stockholders' interests.

The Compensation Committee monitors the effectiveness of our compensation program on an ongoing basis. For these plans to be effective, we believe it is necessary for our compensation to be competitive with other real estate companies and also with other large public and private enterprises with which we compete for executive talent. The Compensation Committee will continue to study and implement improvements to our compensation practices.

ROLE OF MANAGEMENT IN COMPENSATION DECISIONS

Our Chief Executive Officer provides recommendations to the Compensation Committee on the compensation of each of the other NEOs. The Chief Executive Officer develops recommendations using third-party data, assessments of executives' personal performance and achievement of the Company's strategic and tactical plans, and input from our human resources department on various factors (e.g., compensation history, tenure, responsibilities, market data for competitive positions and retention concerns). The Compensation Committee considers our Chief Executive Officer's recommendations together with the input of our independent compensation consultant; however, all final compensation decisions affecting executive officer pay are made by the Compensation Committee itself. Additionally, all aspects of the Chief Executive Officer's compensation and resulting compensation decisions are determined by the Compensation Committee.

COMPANY PEER GROUP AND COMPENSATION ASSESSMENT

In December 2012, the Compensation Committee adopted an industry peer group to use as another source of data to consider in assessing and determining pay levels for our executive officers. Developing a relevant peer group is challenging for the Company because there are no retail REITs of comparable size, complexity and breadth. Non-retail REITs are not always as directly comparable to us because of the different underlying business fundamentals. Therefore, we do not intend to explicitly target pay

 24     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

opportunities or actual pay to a specific positioning against these companies; rather, this peer group is intended to provide the Compensation Committee, stockholders and proxy advisory firms with insight into overall market pay levels, market trends, "best" governance practices, and overall industry performance. We confirmed the use of this peer group by considering the methodology used by Institutional Shareholder Services, or "ISS."

The peer group is comprised of the 16 largest companies in the Real Estate industry by Market Capitalization with some restrictions to maintain a balanced mix. Specifically, the group includes:

•
The six largest (by market capitalization) retail REIT companies;

•
The six largest (by market capitalization) non-retail REITs (excluding all retail REITs); and

•
The four largest companies from the broader Real Estate Industry.

The Compensation Committee reviewed our peer group in early 2015 using the criteria above. The table below shows market capitalization and revenues for each of our peer group companies for 2014. The Company's market capitalization at the end of 2014 was $66.3 billion and assets were $29.5 billion.

COMPANY PEER GROUP	MARKET CAPITALIZATION (in Millions) (12/31/14)	ASSETS (in Millions) (12/31/14)	COMPANY TYPE

Simon Property Group (NYSE:SPG)	$66,303	$29,532	Retail REITs
American Tower Corporation (NYSE:AMT)	39,214	21,332	Specialized REITs
Public Storage (NYSE:PSA)	31,877	9,819	Specialized REITs
Equity Residential (NYSE:EQR)	26,068	22,951	Residential REITs
General Growth Properties, Inc. (NYSE:GGP)	24,893	25,336	Retail REITs
Ventas, Inc. (NYSE:VTR)	21,400	21,226	Health Care REITs
HCP, Inc. (NYSE:HCP)	20,243	21,370	Health Care REITs
The Macerich Company (NYSE:MAC)	13,196	13,122	Retail REITs
CBRE Group, Inc. (NYSE:CBG)	11,405	7,685	Real Estate Services
Realty Income Corporation (NYSE:O)	10,729	11,013	Retail REITs
Kimco Realty Corp. (NYSE:KIM)	10,353	10,286	Retail REITs
Annaly Capital Management (NYSE:NLY)	10,244	88,355	Mortgage REITs
Federal Realty Investment Trust (NYSE:FRT)	9,156	4,547	Retail REITs
Jones Lang LaSalle Incorporated (NYSE:JLL)	6,721	5,075	Real Estate Services
Realogy Holdings Corp. (NASDAQ:RLGY)	6,513	7,538	Real Estate Services
Taubman Centers, Inc. (NYSE:TCO)	4,839	3,215	Retail REITs
Forest City Enterprises, Inc. (NYSE: FCEA)	4,238	8,815	Real Estate Operating Companies

COMPENSATION IN 2014

The Compensation Committee made decisions impacting the compensation paid to our NEOs as reported in the 2014 Summary Compensation Table. These include: base salaries, Annual Cash Incentive Compensation for 2014 performance, and long-term equity incentive opportunities in the form of performance-based LTIP unit awards.

In making decisions in 2014, the Compensation Committee took into account each NEO's individual performance goals and objectives for our Annual Cash Incentive Compensation program and its assessment of the executives' contributions to the performance of the Company. In particular, the Compensation Committee considered the Company's performance and achievements as discussed above under the "Executive Summary" section of the COMPENSATION DISCUSSION AND ANALYSIS.

2014 BASE SALARIES

During 2014, we maintained 2013 base salary levels for all of our NEOs to emphasize variable performance-based incentive pay. The Compensation Committee periodically reviews base salaries for the executive officers and makes adjustments to reflect market conditions, changes in responsibilities, and merit increases.

2014 ANNUAL CASH INCENTIVE COMPENSATION

The Compensation Committee rewards executives with Annual Cash Incentive Compensation for achieving the Company's financial and operating plan as well as an assessment of each individual executive officer's contributions to those achievements. Payouts under

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    25

COMPENSATION DISCUSSION AND ANALYSIS

our Annual Cash Incentive Compensation program are the result of both the Company and the individuals reaching established performance targets. The Compensation Committee does not use a traditional "pool" concept for awarding annual cash incentives.

The Compensation Committee follows a 2-step process to determine what awards will be paid under the Annual Cash Incentive Compensation program each year:

1.
The Company must deliver certain FFO performance during the year before any payments may be made under the plan. If threshold performance is not achieved, no payments are made. For 2014, reported FFO of $8.90 per share exceeded the threshold FFO performance of $8.44 per share, for which the threshold amount reflects adjustments related to the spin-off of WPG and the one-time charges associated with the cash tender offers and early note redemption Therefore, the Compensation Committee moved to step two in this process.

2.
Each individual's performance is assessed by Management and the Compensation Committee against defined objectives. The assessment delivers a total score for each individual. Each individual's total score then determines the portion of their target Annual Incentive Compensation that has been earned.

A summary of the Named Executive Officers' 2014 key performance objectives along with their 2014 Annual Cash Incentive Compensation payments may be found in the table below.

NAMED EXECUTIVE OFFICER	2014 KEY INDIVIDUAL GOALS AND PERFORMANCE	2014 ANNUAL CASH INCENTIVE COMPENSATION AWARD

David Simon	• Reported FFO of $8.90 per share • Comparable NOI growth exceeded goal in all platforms (Combined NOI of 5.1% exceeded the combined goal of 4%) • Continued to take advantage of the favorable interest rate environment to lengthen maturities and lower aggregate borrowing costs • Successfully completed the spin-off of Washington Prime Group Inc. on May 28, 2014	$3,500,000
Richard S. Sokolov	• Successfully completed the spin-off of Washington Prime Group Inc. on May 28, 2014 • Disposed of non-core assets including Crystal Court, Washington Square, Northfield Square, Upper Valley Mall	$1,380,000
James M. Barkley	• Successfully completed the spin-off of Washington Prime Group Inc. on May 28, 2014	$948,750
Andrew A. Juster(1)	• Continued to take advantage of the favorable interest rate environment to lengthen our maturities and lower aggregate borrowing costs • Retired $2.9 billion in senior notes	$690,000
David J. Contis	• Malls EBITDA growth exceeded budget • Reduced short-term occupancy by 50 basis points and converted 350,000 square feet from temporary to permanent leases • Completed renovations of Brea, Rockingham, Penn Square, Woodland, Barton Creek and University Mall	$500,000
Stephen E. Sterrett(2)	• Successful transition of his duties and role as the Company's Chief Financial Officer, or "CFO"	$400,000

(1)
Mr. Juster was appointed as the Company's Chief Financial Officer on December 31, 2014.

(2)
Mr. Sterrett resigned his duties and role as the Company's CFO on December 31, 2014, and transitioned to the role of Senior Advisor.

We pay Annual Cash Incentive Compensation to executive officers in February or March of the following year so the Compensation Committee has sufficient time to assess our financial performance and the executives' contributions for the preceding year.

Pursuant to David Simon's employment agreement, his target Annual Cash Incentive Compensation will not be less than 200% of his base salary. However, the Compensation Committee will determine his actual Annual Incentive Compensation, which may be more or less than target, based on his and the Company's performance.

PERFORMANCE-BASED LTIP AWARDS

The 2014-2016 performance-based LTIP awards have a three-year performance measurement period and are then subject to a two-year vesting requirement. Because of the multiple-year performance timeframe, the Compensation Committee does not consider these awards as 2014 compensation, but rather views them as "at-risk" compensation subject to conditions that must be met in order for the executive to realize any value from the awards. However, the rules of the Securities and Exchange Commission require us to include all LTIP units awarded in 2014 as 2014 compensation in the Summary Compensation Table.

The Compensation Committee believes that as the responsibilities of our executives increase, the proportion of their total compensation that is at risk and dependent on our performance should also increase. The 1998 Plan authorizes a variety of awards,

 26     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

including stock options, restricted stock and LTIP units which represent interests in the Operating Partnership and are subject to performance conditions and/or time-based vesting requirements. Since 2010, the Compensation Committee has awarded performance-based LTIP units to the NEOs. These awards require achievement of objective performance measures over three years and vest equally in two annual installments, subject to the executive maintaining employment with the Company.

LTIP(1) units are a type of limited partnership interest issued by the Operating Partnership. Under the performance-based LTIP program, LTIP awards can be earned, in whole or in part, if our total stockholder return, or TSR (representing the difference between a baseline value and valuation date based on price appreciation of our common stock plus cumulative dividends we pay on our common stock without reinvestment or compounding), exceeds the relative and absolute performance targets set by the Compensation Committee for the relevant performance period.

The Compensation Committee believes the performance-based LTIP program design reflects our pay-for-performance philosophy and high expectations:

•
Performance requirements are rigorous, promoting long-term creation of stockholder value. For example, performance that only matches the MSCI U.S. REIT Index (RMS) or the S&P 500 Index will pay out at 33% of target and performance that lags the indices by more than 1% or 2%, respectively, will not result in any earned LTIP units.

•
The Compensation Committee is responsible for setting performance targets each year, and expects to continue to establish challenging targets that require excellent long-term TSR performance in order to earn long-term incentive amounts.

•
The performance-based LTIP award has a performance measurement period that measures our results over three years and requires an additional two years of pro-rata service for earned awards, ensuring longer term alignment of grants with stockholders' interests. Earned LTIP units will vest on January 1 of the second and third years following the end of the performance period, with 50% vesting each year if the participant is still a Company employee through those dates.

The number of performance-based LTIP awards earned is determined by the Compensation Committee at the end of the performance period using payout matrices (with linear interpolation between the specified payout percentages).

After the end of the performance period, to the extent that the required performance has been achieved, holders of earned LTIP awards, both vested and unvested, will be entitled to receive distributions in an amount per LTIP award equal to the distributions, both regular and special, payable on a unit. Vested LTIP awards are exchangeable for shares of the Company's common stock on a one-for-one basis, or cash as selected by the Company.

LTIP PAYOUT MATRICES

		RELATIVE TSR

ABSOLUTE TSR WEIGHT 20%		VS. MSCI REIT INDEX WEIGHT 60%		VS. S&P 500 INDEX WEIGHT 20%

PERFORMANCE	PAYOUT % OF TARGET	PERFORMANCE	PAYOUT % OF TARGET	PERFORMANCE	PAYOUT % OF TARGET

≤ 20%	0.0%	Index –1%	0.0%	Index –2%	0.0%
24%	33.3%	Index	33.3%	Index	33.3%
27%	50.0%	Index +1%	50.0%	Index +2%	100.0%
30%	66.7%	Index +2%	66.7%	—	—
33%	83.3%	Index +3%	100.0%	—	—
≥ 36%	100.0%	—	—	—	—

(1)
The LTIP units are designed to qualify as "profits interests" in the Operating Partnership for federal income tax purposes. During the performance period, holders of LTIP units will be allocated taxable profits and losses equal to one-tenth of the amounts allocated to a unit and will receive distributions equal to one-tenth of the amount of regular quarterly distributions paid on a unit, but will not receive any special distributions. As a general matter, the profits interest characteristics of the LTIP units mean that initially they will not be economically equivalent in value at the time of award to the economic value of a unit. The value of the LTIP units can increase over time until the value of the LTIP units is equivalent to the value of the units on a one-for-one basis.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    27

COMPENSATION DISCUSSION AND ANALYSIS

THE COMPENSATION COMMITTEE DETERMINED PERFORMANCE ACHIEVEMENT OF 2012-2014 PERFORMANCE-BASED LTIP AWARDS

The Compensation Committee instructed our independent registered public accounting firm, Ernst & Young LLP, to perform certain agreed upon procedures to corroborate the extent to which the performance measures established for the three-year Series 2012 LTIP program had been achieved. In February 2015, the Compensation Committee used that analysis to determine that performance during the three-year performance period ending December 31, 2014 warranted an 80% payout as shown in the table below.

2012-2014 PERFORMANCE-BASED LTIP ACTUAL PERFORMANCE RESULTS

COMPONENT	WEIGHTING	TARGET	ACTUAL PERFORMANCE	% EARNED

Absolute TSR	20%	>36%	64%	100%
Relative TSR vs. MSCI U.S. REIT Index (RMS)	60%	3 percentage points over the Index (3%+56.64%=59.64%)	Index+7%	100%
Relative TSR vs. S&P 500 Index	20%	2 percentage points over the Index (2%+74.04%=76.04%)	Index–10%	0%

TOTAL	100%			80%

The LTIP units earned during the 2012-2014 Performance Period are shown in the table below and will vest in equal portions on January 1, 2016 and January 1, 2017. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Compensation Committee's sole discretion, upon retirement. In addition, all of our NEOs (including our CEO) are subject to certain stock retention requirements.

The Compensation Committee determined the Achievement of the Performance Conditions for the 2012-2014 Performance-Based LTIP awards in the following amounts for our Named Executive Officers, subject to further vesting requirements:

2012-2014 PERFORMANCE-BASED LTIP PAYOUT RESULTS

EXECUTIVE	TARGET LTIP UNITS	EARNED LTIP UNITS(1)

David Simon	170,248	137,555
Richard S. Sokolov	81,577	65,912
James M. Barkley	70,937	57,315
Andrew A. Juster	24,828	20,060
David J. Contis	28,375	22,926
Stephen E. Sterrett	70,937	57,315

(1)
Actual results of the 2012-2014 Performance Period, when applied to the Target LTIP Awards, resulted in participants earning 80.8% of the Target LTIP units in the 2012-2014 LTIP program.

Pursuant to David Simon's employment agreement, during the term of the agreement, he will continue to participate in annual LTIP programs on the same terms as other senior executives. His original employment agreement stipulated that the grant date fair value of his annual award would be not less than $12.0 million. In 2013, Mr. Simon voluntarily agreed with us to modify his employment agreement to provide that his annual performance-based LTIP awards will be proportionally reduced when the Company's LTIP awards to NEOs made in a calendar year are less than $35.0 million. Mr. Simon's 2013-2015 and 2014-2016 target LTIP awards were reduced because, in each instance, the total amount of LTIP units granted to NEOs was less than $35.0 million.

COMPENSATION DECISIONS FOR 2015

In February 2015, the Compensation Committee made decisions related to our NEOs' base salaries and long-term incentive opportunities. At this meeting, the Compensation Committee also approved explicit funding goals under our Annual Cash Incentive Compensation program.

2015 BASE SALARIES

The Compensation Committee has determined that the base salaries for our CEO and all NEOs will be unchanged in 2015. Mr. Juster, whose base salary was $450,000 in 2014, has received an increase in base salary for 2015 to $500,000.

2015 ANNUAL CASH INCENTIVE COMPENSATION PROGRAM

The Compensation Committee intends to follow the same principles and process for establishing 2015 Annual Cash Incentive Program as described in "2014 Annual Cash Incentive Compensation" section on page 25.

The specific 2015 FFO goals were approved early in 2015 and will be disclosed in our 2016 Proxy Statement.

 28     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2015-2017 PERFORMANCE-BASED LTIP AWARDS

The Compensation Committee approved performance-based LTIP awards for the 2015-2017 performance cycle for our NEOs as follows in the table below. Mr. Simon's 2015-2017 performance-based LTIP award opportunity was reduced from his 2014-2016 opportunity by approximately $500,000 and is less than the amount to which he is entitled under the terms of the 2011 CEO Retention Agreement. The number of LTIP units earned under the 2015-2017 LTIP program will depend on our actual TSR performance for the three-year performance period measured against the applicable performance measures.

NAMED EXECUTIVE OFFICER	2015-2017 PERFORMANCE-BASED LTIP AWARD OPPORTUNITY(3)

David Simon(1)	$9,500,000
Richard S. Sokolov	$5,000,000
James M. Barkley	$2,500,000
Andrew A. Juster(2)	$2,500,000
David J. Contis	$2,250,000

(1)
The Compensation Committee approved Mr. Simon's performance-based LTIP incentive opportunity at a reduced level from the original $12 million level in his employment agreement based upon the amended terms and conditions he agreed upon with the Compensation Committee as described on page 39.

(2)
Mr. Juster was appointed as the Company's CFO on December 31, 2014.

(3)
Amounts shown have not been reduced to reflect the purchase price of $0.25 per unit.

STOCKHOLDER/GOVERNANCE FRIENDLY ASPECTS OF OUR CURRENT COMPENSATION PROGRAM

WHAT WE DO	WHAT WE DON'T DO

Pay for Performance—Annual Cash Incentive Program. Heavy emphasis on performance-based compensation. Annual Cash Incentive compensation is paid only if certain FFO targets are achieved.	No Annual Grants of Time-Vested Restricted Stock or Options to our NEOs. We amended our stock incentive plan to require that awards of performance units, including LTIP units, must be conditional upon attainment of performance goals, unless stockholders vote to approve non-performance-based units.

Pay for Performance—LTIP Plan. Our Long-Term Incentive Plan (LTIP) is 100% performance-based and is tied to rigorous absolute (weighted 20%) and relative (weighted 80%) stock price performance goals.

•

A significant majority of our NEO compensation is "at-risk" based on performance. For 2014, 91% of our CEO's total direct compensation and 87% of our other NEOs total direct compensation was variable and performance-based.

•

Our 2011 CEO Retention Agreement is based on FFO performance in addition to service requirements.

No Excess Perquisites and No Gross-Ups. No supplemental executive retirement plans, company cars, club memberships or other significant perquisites. We also have never had any arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

Post-Performance Time-Based Vesting on Earned LTIP Units. LTIP Units are earned based on specific performance criteria, measured over a three-year period. Once earned, executives must remain with the Company to obtain the units over our two-year vesting period.	Limited Retirement and Health Benefits. The Company has never had a traditional or defined benefit plan.

Stock Ownership Guidelines. Stock ownership guidelines for our CEO and other NEOs are 6x and 3x base salary, respectively. In addition, the CEO and other NEOs must retain shares until he or she retires, dies, becomes disabled or is no longer our employee. All non-employee Directors must hold common stock while they serve as a Director.	No Hedging or Pledging of Company Stock. Our NEOs and Directors are prohibited from engaging in any hedging or pledging of Company stock.

Double Trigger Equity Acceleration Upon a Change in Control. Beginning with 2013 grants and included in our 2011 CEO Retention Agreement. During 2014, we amended earlier equity grants to include similar double trigger provisions.

Clawback Policy. Applies in the event of any material restatement of Company's financials beginning in FY2012, whether or not fraud/misconduct is involved.

Independent Compensation Consultant. The Compensation Committee has utilized an independent compensation consulting firm, Semler Brossy, since the end of 2011.

Compensation Risk Assessments. Conducted annually to ensure the executive compensation program does not encourage excessively risky behaviors.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    29

COMPENSATION DISCUSSION AND ANALYSIS

OTHER ELEMENTS OF COMPENSATION

Retirement and Health and Welfare Benefits. We have never had a traditional or defined benefit pension plan. We maintain a 401(k) retirement plan in which all salaried employees can participate on the same terms. During 2014, our basic contribution to the 401(k) retirement plan was equal to 1.0% of the participant's base salary and Annual Cash Incentive Compensation which vests 20% after the completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant's contribution and 50% of the next 2% of the participant's contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations. The limit for Company contributions for any participant in 2014 was $13,000. The contributions we made to the 401(k) accounts of the NEOs are shown in the All Other Compensation column of the Summary Compensation Table on page 33. Executive officers also participate in health and welfare benefit plans on the same terms as other salaried employees.

No Gross-Up for Excess Parachute Payments. David Simon and Mr. Sokolov have employment agreements; no other NEOs currently have employment agreements. There are no arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

If David Simon would become subject to the excise tax on certain "excess parachute payments" pursuant to Section 4999 of the Internal Revenue Code, his employment agreement provides that payments which would be subject to the excise tax will be reduced if he retains a greater after-tax amount after such reduction; otherwise, no reduction will be made. The employment agreement does not contain a gross-up for this excise tax.

Deferred Compensation Plan. We maintain a nonqualified deferred compensation plan that permits senior executives, key employees and directors to defer all or part of their compensation, including awards under the 1998 Plan. There is an account for the executives and employees and a separate account for the non-employee directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have never done either. As a result, the amounts disclosed in the Nonqualified Deferred Compensation in 2014 Table on page 36 consist entirely of compensation earned by, but not yet paid to, the executives and any earnings on such deferred compensation. A participant's deferrals are fully vested, except for restricted stock awards that still have vesting requirements. Upon death or disability of the participant or our insolvency or a change in control affecting us, a participant becomes 100% vested in his account.

No Stock Option Grants. The Compensation Committee has not granted any stock options to executives or other employees since 2001.

OTHER POLICIES

EQUITY AWARD GRANT PRACTICES

We make equity-based incentive awards at the same time in the first quarter of each year, after financial results for the preceding year.

EXECUTIVE EQUITY OWNERSHIP GUIDELINES

We believe the financial interests of our executives should be aligned with the long-term interests of our stockholders. We also believe that requiring our executives to own a significant number of shares of our common stock, combined with our rigorous stock retention policy, serve as a strong motivator for each executive to be prudent in their operation of the Company. Therefore, in addition to long-term incentives, our Board of Directors has established equity ownership guidelines for key executives, including the NEOs.

The current ownership guidelines require the executives to maintain ownership of our stock or any class of our equity securities or units of the Operating Partnership having a value expressed as a multiple of their base salary for as long as they remain our employees. Our current guidelines for the Chief Executive Officer and other executive officers are as follows:

POSITION	VALUE AS A MULTIPLE OF BASE SALARY

Chief Executive Officer	6.0x
Executive Officers	3.0x
Certain Executive Vice Presidents	3.0x

In addition, these executives are required to retain ownership of a sufficient number of shares received in the form of restricted share awards representing at least 50% of the after-tax value of their awards or 25% of the pre-tax value of such awards. These shares are to be retained by the executive until he or she retires, dies, becomes disabled, or is no longer our employee.

 30     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Ownership of any class of our equity securities or units of the Operating Partnership counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of our NEOs currently meets or exceeds these guidelines.

CLAWBACKS OF INCENTIVE COMPENSATION

In 2013, the Compensation Committee approved a clawback policy that applies to all of our current and former NEOs in the event of any material restatement of the Company's financial statements beginning in 2012 whether or not fraud or misconduct is involved. The clawback policy applies to cash amounts received through annual or long-term incentive plans, where payouts were based upon the restated financial results.

In addition, David Simon's employment agreement and the 2011, 2012, 2013 and 2014 LTIP program award agreements for all NEOs, including our CEO, provide that in the event of a financial restatement, the Company may recoup the employee's Annual Cash Incentive Compensation and other equity and non-equity compensation tied to the achievement of earnings targets if the compensation would not have been earned as a result of the financial restatement. These provisions will be superseded by any broader recoupment policy that the Company adopts pursuant to expected regulations that are mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Future awards under the 1998 Plan will also include provisions expressly acknowledging the applicability of any such recoupment policy to the award.

HEDGING POLICY AND PLEDGING RESTRICTIONS

Our insider trading policy prohibits employees and directors from hedging the ownership of Company securities. In addition, we do not permit our executive officers to pledge shares.

SECTION 162(m)

Substantially all of the services rendered by our executive officers were performed on behalf of the Operating Partnership. The Internal Revenue Service has issued a series of private letter rulings which indicate that compensation paid by an operating partnership to executive officers of a REIT that serves as its general partner is not subject to limitation under Section 162(m) to the extent such compensation is attributable to services rendered to the operating partnership. Although we have not obtained a ruling on this issue, we believe the positions taken in the rulings would apply to our operating partnership as well. Accordingly, we believe that the compensation we paid to our executive officers for 2014 will not be limited by Section 162(m). We reserve the right to approve and pay non-deductible compensation.

If we hereafter determine that Section 162(m) is applicable, then this could result in an increase to our income subject to federal income tax and could require us to increase distributions to our stockholders in order for us to maintain our qualification as a REIT.

ASSESSMENT OF COMPENSATION-RELATED RISKS

Our senior management team conducts an ongoing assessment of the risks related to our compensation policies and practices. This team reviews and discusses the various design features and characteristics of our Company-wide compensation policies and programs. The team also considers the elements of our compensation program for our senior executives including the performance measures used for the Annual Cash Incentive Compensation program and our long term incentive programs. Senior management obtains and evaluates data from a REIT peer group reflecting a comparison of compensation practices and pay levels for comparable positions within that group to assess the competitiveness of our compensation levels.

The Compensation Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. In performing this responsibility, the Compensation Committee utilized the services of a consultant to obtain advice and assistance in the design and implementation of incentive compensation programs for our executives. The consultant does no work for management, unless requested by the Chairman of the Compensation Committee. In reviewing whether our compensation policies and practices encourage excessive risk-taking, the Compensation Committee also considers senior management's assessment described above. We believe the following factors reduce the likelihood that our compensation policies and practices would encourage excessive risk-taking:

•
Our policies and programs are intended to encourage retention of our executives so that they can focus on achieving long-term objectives.

•
Our overall compensation is maintained at levels that are competitive with the market.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    31

COMPENSATION DISCUSSION AND ANALYSIS

•
Our compensation mix is designed in large part to reward long-term performance and is balanced among (i) fixed cash components, (ii) incentives that reward improvements in total Company performance and business unit performance, (iii) components measured by individual performance, and (iv) performance-based incentive opportunities that may be realized in the future.

•
Our Annual Cash Incentive Compensation is weighted based on the achievement of several different financial and operational performance measures; the Compensation Committee has ultimate oversight in determining the Annual Cash Incentive Compensation allocation, thereby mitigating the risk that any one measure can dominate the payouts based on any formula.

•
Our LTIP programs use both absolute and relative TSR performance measures over three-year performance periods and additional two-year vesting requirements.

•
Awards under David Simon's 2011 CEO Retention Agreement are subject to performance conditions that begin on January 1, 2015, at the earliest. The awards will be earned if performance measures are achieved.

•
All NEO equity-based awards are subject to multi-year performance requirements, as well as post-earning vesting requirements.

•
Executive officers are subject to minimum stock ownership guidelines, equity award multi-year vesting requirements and limitations on trading our securities, including prohibitions on hedging our securities, under our Insider Trading Policy.

•
The Compensation Committee has discretion to decrease incentive performance targets and payouts when it determines that such adjustments would be in the best interests of us and our stockholders.

•
All LTIP unit awards contain "double trigger" change in control provisions.

•
All award agreements we entered into with executive officers contain clawback provisions permitting the Company to recoup compensation tied to the achievement of financial targets if the compensation would not have been earned based on restated financial results.

Based on the foregoing, we believe that our compensation policies and programs are not reasonably likely to have a material adverse effect on us.

 32     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

SUMMARY COMPENSATION TABLE

NAME (A)	YEAR (B)	SALARY (C)	NON-EQUITY INCENTIVE COMPENSATION(1) ($) (D)	STOCK AWARDS(2) ($) (E)	ALL OTHER COMPENSATION(3) ($) (F)	TOTAL ($) (G)

David Simon	2014	1,250,000	3,500,000	9,972,444	16,802	14,739,246
	2013	1,250,000	3,000,000	11,428,976	16,552	15,695,528
	2012	1,250,000	4,000,000	11,957,420	15,491	17,222,911

Andrew A. Juster(4)	2014	450,000	690,000	2,243,795	17,704	3,401,499
	2013	—	—	—	—	—
	2012	—	—	—	—	—

Richard S. Sokolov	2014	800,000	1,380,000	5,484,814	333,900	7,998,714
	2013	800,000	1,200,000	5,472,820	345,538	7,818,358
	2012	800,000	1,500,000	5,729,585	374,459	8,404,044

James M. Barkley	2014	566,500	948,750	3,988,957	19,156	5,523,363
	2013	566,500	825,000	3,980,287	18,906	5,390,693
	2012	566,500	1,000,000	4,982,279	17,317	6,566,096

David J. Contis	2014	750,000	500,000	2,493,175	13,696	3,756,871
	2013	750,000	950,000	1,990,118	13,446	3,703,564
	2012	750,000	750,000	2,742,927	3,196	4,246,123

Stephen E. Sterrett(5)	2014	515,000	400,000	0	17,123	932,123
	2013	515,000	775,000	3,980,287	17,946	5,288,233
	2012	515,000	1,000,000	4,982,279	16,572	6,513,851

(1)
Bonuses earned with respect to the indicated year were paid in the following year under our Annual Cash Incentive compensation program. See the "2014 Annual Cash Incentive Compensation" section earlier in this Compensation Discussion and Analysis for information about how we determined the payments for 2014.

(2)
Represents the total grant date fair value of all equity-based awards made during 2014 determined in accordance with ASC 718. These include (a) for 2014 and 2013, the maximum awards under the 2014 and 2013 LTIP programs, respectively (even though those LTIP units remain subject to performance measures during a three-year performance period that has not yet ended and, once earned, are subject to further vesting requirements), and (b) for 2012, the earned awards under the 2012 LTIP program (even though those LTIP units remain subject to vesting requirements).

  We engaged a major public accounting firm that is not our independent registered public accounting firm to develop the grant date fair values of the LTIP programs using a Monte Carlo simulation. Three simulations were conducted using assumptions regarding the total stock return on the Company's common stock and the relative total returns of the S&P 500 Index and MSCI U.S. REIT Index (RMS), as well as expected volatility, risk-free investment rates, correlation coefficients, dividend reinvestment, and other factors. The grant date fair values of the awards in the 2014 LTIP program, as of April 16, 2014, were as follows (net of the purchase price of $0.25 per unit to be paid by the participant):

NAME	NUMBER OF AWARD UNITS	GRANT DATE FAIR VALUE OF 2014 LTIP PROGRAM

David Simon	110,093	$9,972,444
Andrew A. Juster	24,771	2,243,795
Richard S. Sokolov	60,551	5,484,814
James M. Barkley	44,037	3,988,957
David J. Contis	27,524	2,493,175
Stephen E. Sterrett(5)	0	0

As explained in the COMPENSATION DISCUSSION AND ANALYSIS section included in this Proxy Statement, the Compensation Committee determined that our performance for the three-year period ended December 31, 2014, resulted in a 80.8% payout of the three-year 2012 LTIP program. The number of LTIP units awarded under the three-year 2013 LTIP program and the 2014 LTIP program that may be earned in the future will depend upon the extent to which we achieve the performance measures during three-year performance periods that end on December 31, 2015 and 2016, respectively. If our performance for those periods results in a payout of less than 100%, the number of LTIP units earned would be less than the maximum amounts shown. Once earned, one-half of the LTIP units in the annual programs will vest on January 1 of the second and third years following the end of the applicable performance period. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Compensation Committee's sole discretion, upon retirement. The grant date fair values of the LTIP units are reported in column (E) net of the purchase price of $0.25 per unit.

  For Mr. Contis in 2012, the amount shown in Stock Awards includes a $787,812 grant date value performance-based restricted stock award made on March 5, 2012, plus his 2012 performance-based LTIP awards.

  The Total Direct Compensation Table found on page 23 allocates performance-based incentive compensation awards in the year to which the performance relates or, in the case of multi-year performance periods, to the year in which the performance period ends.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    33

COMPENSATION DISCUSSION AND ANALYSIS

(3)
Amounts reported in 2014 consist of the following:

  ALL OTHER COMPENSATION

NAME	EMPLOYEE LIFE INSURANCE PREMIUMS	USE OF CHARTER AIRCRAFT	401(K) CONTRIBUTION

David Simon	$3,802	$—	$13,000
Andrew A. Juster	4,704	—	13,000
Richard S. Sokolov	6,090	314,810	13,000
James M. Barkley	6,156	—	13,000
David J. Contis	696	—	13,000
Stephen E. Sterrett	4,123	—	13,000

(4)
Mr. Juster was appointed as the Company's Chief Financial Officer on December 31, 2014. Mr. Juster's compensation is not disclosed for years prior to the year in which he became and NEO.

(5)
Mr. Sterrett resigned his duties and role as the Company's CFO on December 31, 2014, and transitioned to the role of Senior Advisor. Except as otherwise disclosed herein, equity awards granted to Mr. Sterrett while he was the Company's CFO that were earned, but remained unvested on December 31, 2014 will continue to vest in accordance with their original terms during his service to the Company as Senior Advisor.

GRANTS OF PLAN-BASED AWARDS IN 2014

NAME	GRANT DATE(1) (H)	TYPE OF AWARD	ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS MAXIMUM (#) (I)(2)(4)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(J)(3)

David Simon	4/16/14	LTIP Units	110,093	9,999,967
Andrew A. Juster	4/16/14	LTIP Units	24,771	2,249,988
Richard S. Sokolov	4/16/14	LTIP Units	60,551	5,499,952
James M. Barkley	4/16/14	LTIP Units	44,037	3,999,966
David J. Contis	4/16/14	LTIP Units	27,524	2,500,056
Stephen E. Sterrett	—	—	0	0

(1)
Represents the date that the award was made.

(2)
There is no minimum or established target amount under the 2014 LTIP program. Column (I) represents the number of LTIP units the NEO would earn if our performance for the three-year period ended December 31, 2016 would result in a 100% payout. Once earned, the LTIP units will vest on January 1 of the second and third years following the end of the performance period. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Compensation Committee's sole discretion, upon retirement. Does not include the value of a restricted stock award made to Mr. Contis on March 5, 2012 and which vests over a four-year period.

(3)
The grant date fair value of the 2014 LTIP program awards was determined using a Monte Carlo analysis and is shown without regard to the $0.25 per unit purchase price.

(4)
The amounts disclosed above with respect to Mr. Simon do not take into account the 360,000 LTIP Units granted on December 31, 2014 in exchange for the cancellation of 720,000 LTIP Units on December 31, 2013, pursuant to the 2011 CEO Retention Agreement, as amended.

 34     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

	STOCK AWARDS
	NUMBER OF SHARES OR UNITS EARNED THAT HAVE NOT VESTED (#)(1) (K)	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED ($)(2) (L)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(3) (M)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(4) (N)

David Simon	383,803	69,798,414	1,337,042	243,154,458
Andrew A. Juster	59,519	10,824,125	74,171	13,488,738
Richard S. Sokolov	189,036	34,378,087	169,231	30,776,350
James M. Barkley	161,692	29,405,307	123,078	22,382,965
David J. Contis	52,620	9,571,863	67,044	12,192,622
Stephen E. Sterrett(5)	161,692	29,405,307	0	0

(1)
Consists of the following shares of restricted stock and LTIP units that have been earned but not vested as of December 31, 2014:

	TYPE OF AWARD	NUMBER OF SHARES OR UNITS

David Simon	2010-2012 LTIP units	85,157
	2011-2013 LTIP units	161,091
	2012-2014 LTIP units	137,555

Andrew A. Juster	2010-2012 LTIP units	15,967
	2011-2013 LTIP units	23,492
	2012-2014 LTIP units	20,060

Richard S. Sokolov	2010-2012 LTIP units	42,578
	2011-2013 LTIP units	80,546
	2012-2014 LTIP units	65,912

James M. Barkley	2010-2012 LTIP units	37,256
	2011-2012 LTIP units	67,121
	2012-2014 LTIP units	57,315

David J. Contis	Restricted Stock Granted in 2011	6,250
	Restricted Stock Granted in 2012	3,308
	2011-2013 LTIP units	20,136
	2012-2014 LTIP units	22,926

Stephen E. Sterrett	2010-2012 LTIP units	37,256
	2011-2013 LTIP units	67,121
	2012-2014 LTIP units	57,315

One-half of the LTIP units vest on January 1 of the second and third years following the end of the performance period. For Mr. Contis, one-fourth of the restricted stock granted in 2011 vest on January 1 of the four years following the date of the grant. One-third of the restricted stock granted in 2012 vest on April 1 of the three years following the date of the grant.

  Additionally, for David Simon, column (K) does not include 65,680 shares of common stock that were acquired by reinvesting a portion of the funds from cash distributions on his unvested 2011 CEO Retention Agreement LTIP units in accordance with the terms of the award.

(2)
The amounts are calculated by multiplying $182.11, the closing price of our common stock as reported by the NYSE for December 31, 2014, by the applicable number of shares or LTIP units. The amounts for LTIP unit awards are net of the $0.25 per unit purchase price.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    35

COMPENSATION DISCUSSION AND ANALYSIS

(3)
Consists of the following LTIP units that have not yet been earned:

	TYPE OF AWARD	NUMBER OF UNITS

David Simon(6)	2013-2015 LTIP units	226,949
	2014-2016 LTIP units	110,093
	2011 CEO Retention Agreement LTIP units	1,000,000

Andrew A. Juster	2013-2015 LTIP units	49,400
	2014-2016 LTIP units	24,771

Richard S. Sokolov	2013-2015 LTIP units	108,680
	2014-2016 LTIP units	60,551

James M. Barkley	2013-2015 LTIP units	79,041
	2014-2016 LTIP units	44,037

David J. Contis	2013-2015 LTIP units	39,520
	2014-2016 LTIP units	27,524

(4)
The amounts are calculated by multiplying $182.11, the closing price of our common stock as reported by the NYSE for December 31, 2014, by the applicable number of LTIP units, net of the $0.25 per unit purchase price.

(5)
Mr. Sterrett's 2013-2015 LTIP Award was canceled effective on December 31, 2014, when Mr. Sterrett resigned his duties and role as the Company's CFO on December 31, 2014, and transitioned to the role of Senior Advisor.

(6)
For David Simon, the 2011 CEO Retention Agreement LTIP units are subject to satisfaction of certain performance hurdles and maintenance of continuous service through the vesting dates. Assuming all performance and retention requirements are satisfied, the 360,000 unvested units awarded on December 31, 2013 will vest on January 1, 2018, the 360,000 units awarded January 1, 2014, will vest on January 1, 2019, and the 280,000 units awarded January 1, 2015, will vest on June 30, 2019. See page 39 for a description of vesting upon certain terminations of employment.

OPTION EXERCISES AND STOCK VESTED IN 2014

	OPTION AWARDS		STOCK AWARDS(2)
NAME(1) (A)	NUMBER OF SHARES ACQUIRED ON EXERCISE (#) (B)	VALUE REALIZED ON EXERCISE ($) (C)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (D)	VALUE REALIZED ON VESTING ($)(3) (E)

David Simon	0	0	10,527	1,601,788
Andrew A. Juster	0	0	902	137,248
Richard S. Sokolov	0	0	2,707	411,897
James M. Barkley	0	0	2,256	343,273
David J. Contis(4)	0	0	7,905	1,222,420
Stephen E. Sterrett	0	0	2,256	343,273

(1)
Our NEOs held no stock options at any time during 2014.

(2)
Includes awards of restricted stock.

(3)
Portions of restricted stock awards granted in 2011 and earlier that vested on January 1, 2014. Value realized upon vesting is calculated by multiplying $152.16, the closing price of our common stock as reported by the NYSE on December 31, 2013 by the number of shares that vested on January 1, 2014.

(4)
Includes portions of Restricted Stock Awards granted in 2012 that vested on April 1, 2014. Value realized upon vesting is calculated by multiplying $164.00, the closing price of our common stock as reported by the NYSE on March 31, 2014, by the number of shares that vested on April 1, 2014.

NONQUALIFIED DEFERRED COMPENSATION IN 2014

NAME (A)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (B)	REGISTRANT CONTRIBUTIONS IN LAST FY ($) (C)	AGGREGATE EARNINGS (LOSSES) IN LAST FY ($)(1) (D)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($) (E)	AGGREGATE BALANCE AT LAST FYE ($)(2) (F)

David Simon	—	—	$2,332,926	1,443,834	$10,999,975
Andrew A. Juster	—	—	$0	$0	$0
Richard S. Sokolov	—	—	$0	$0	$0
James M. Barkley	—	—	$1,548,259	1,443,237	$6,090,966
David J. Contis	$150,000	—	$38,839	$0	$539,569
Stephen E. Sterrett	—	—	$4,120,510	$1,414,989	$18,784,816

(1)
Aggregate earnings include dividends paid on, and appreciation of, shares of our common stock held in the plan.

(2)
Of the amounts in this column, the following amounts are or were previously reported in the Summary Compensation Table: David Simon—$9,282,181; Mr. Sokolov—$0; Mr. Barkley—$5,141,862; Mr. Sterrett—$2,930,447; and Mr. Contis—$299,000.

 36     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The assets of our deferred compensation plan are held in what is commonly referred to as a "rabbi trust" arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the committee appointed to administer the plan or a change in control affecting us.

We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.

Deferral elections are made by eligible executives in June of each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, Annual Cash Incentive Compensation or awards under the 1998 Plan.

The investment options available to an executive under the deferral program vary depending upon the type of compensation being deferred.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2014. We have made no grants of stock options since 2001, and there are currently no stock options outstanding under the 1998 Plan.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (#)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS ($)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (#)

Equity compensation plans approved by security holders(1)	0	$0	4,085,854	(2)
Equity compensation plans not approved by security holders	—	—	—

TOTAL(1)	0	$0	4,085,854	(2)

(1)
Consists of the 1998 Plan, which was approved by stockholders at the 2012 Annual Meeting held on May 17, 2012, and was ratified at our Annual Meeting in 2014.

(2)
The 1998 Plan provides for the grant of incentive stock options, nonqualified stock options, SARs, restricted stock and performance units, including LTIP units. The Compensation Committee has not made any stock option awards to executives since 2001 and has never made any awards of SARs.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    37

COMPENSATION DISCUSSION AND ANALYSIS

ESTIMATED POST-EMPLOYMENT PAYMENTS UNDER ALTERNATIVE TERMINATION SCENARIOS

The following table sets forth the value of the benefits that would have been payable to each of the NEOs, assuming that the following events occurred on December 31, 2014. We do not disclose payments or other benefits under our 401(k) retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. Also, we do not include distributions from our deferred compensation plan because the amounts in that plan consist entirely of contributions made by the executives and earnings on those contributions. The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

	VOLUNTARY RESIGNATION OR RETIREMENT ($)	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON ($)	DEATH OR DISABILITY ($)	CHANGE IN CONTROL ($)	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON FOLLOWING CHANGE IN CONTROL ($)

David Simon(1)
Severance Payment(2)	—	7,500,000			7,500,000
Benefit Continuation	—	43,437	0	0	43,437
Restricted Stock(3)	—	0	0	0	0
Annual LTIP(4)	—	0	101,867,822	103,987,548	103,987,548
Retention LTIP(5)	—	90,930,000	181,860,000	0	181,860,000

TOTAL	$—	$98,473,437	$283,727,822	$103,987,548	$293,390,985

Andrew A. Juster
Severance Payment(6)	—	153,846	0	0	153,846
Restricted Stock(3)	—	0	0	0	0
Annual LTIP(4)	—	0	17,850,565	18,314,999	18,314,999
2014 Annual Cash Incentive Compensation(7)	—	0	690,000	0	690,000

TOTAL	$—	$153,846	18,540,565	$18,314,999	$19,158,846

Richard S. Sokolov
Severance Payment(8)	—	1,400,000	0	0	1,400,000
Restricted Stock(3)	—	0	0	0	0
Annual LTIP(4)	—	0	50,180,631	51,225,143	51,225,143
2014 Annual Cash Incentive Compensation(7)		0	1,380,000	0	1,380,000

TOTAL	$—	$1,400,000	51,560,631	$51,225,143	$54,005,143

James M. Barkley
Severance Payment(6)	—	174,308	0	0	174,308
Restricted Stock(3)	—	0	0	0	0
Annual LTIP(4)	—	0	40,898,200	41,657,852	41,657,852
2014 Annual Cash Incentive Compensation(7)	—	0	948,750	0	948,750

TOTAL	$—	$174,308	41,846,950	$41,657,852	$42,780,910

David J. Contis
Severance Payment(6)	—	57,692	0	0	57,692
Restricted Stock(3)	—	0	1,740,607	1,740,607	1,740,607
Annual LTIP(4)	—	0	13,890,651	14,291,165	14,291,165
2014 Annual Cash Incentive Compensation(7)	—	0	500,000	0	500,000

TOTAL	$—	$57,692	16,131,258	$16,031,772	$16,589,465

Stephen E. Sterrett(9)
Severance Payment(6)	—	158,462	0	0	158,462
Restricted Stock(3)	—	0	0	0	0
Annual LTIP(4)	—	0	18,982,092	29,405,398	29,405,398
2014 Annual Cash Incentive Compensation(7)	—	0	400,000	0	400,000

TOTAL	$—	$158,462	$19,382,092	$29,405,398	$29,963,860

(1)
The terms of the employment agreement with David Simon are described in the "Termination-Related Provisions of Employment Agreement with David Simon," below. This table describes termination scenarios as of December 31, 2014 and the terms of his employment agreement as of that date.

(2)
Paid in equal installments over two years and subject to confidentiality and one- or two-year non-competition provisions in David Simon's employment agreement.

 38     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

(3)
Amount represents the value of shares of restricted stock held by the executive that would be deemed fully vested as a result of the specified termination event. Value is based on a stock price of $182.11, the closing price of our common stock as reported by the NYSE for December 31, 2014. Pursuant to the 1998 Plan and the terms of award agreements, if an executive's employment terminates for any reason other than death, disability or change in control, unvested restricted stock awards terminate.

(4)
Amount represents the value of LTIP units held by the executive that would be deemed fully vested as a result of the termination event. Value is based on a stock price of $182.11, the closing price of our common stock as reported by the NYSE for December 31, 2014, net of the purchase price of $0.25 per unit. The award agreements or, in the case of David Simon, his employment agreement, provide the following benefits if the executive's employment terminates due to death or disability or if we experience a change in control: (a) any unearned LTIP units would vest pro rata based on the actual performance during the applicable period and the number of days worked over the total days in the performance period (if the performance period has ended, there is no pro-ration of the award), and (b) any LTIP units earned before the date of death, disability or change in control vest as of the date of the event. The amounts include the earned LTIP units in the three-year 2010 program, the earned LTIP units in the three-year 2011 and 2012 LTIP programs and pro-rated portions of the unearned three-year 2013 and 2014 LTIP programs.

(5)
Pursuant to the 2011 CEO Retention Agreement, (i) if we terminated Mr. Simon's employment without cause, or if he resigned his employment for good reason, in each case on December 31, 2014, then subject to the achievement of the required Termination FFO, one-half of the LTIP units (500,000) would vest and one-half of the shares that were in escrow (32,840) would vest, (ii) if Mr. Simon's employment was terminated as a result of death or disability, or if both a change in control occurred and we terminated his employment without cause or he resigned for good reason, in each case on December 31, 2014, then 100% of the LTIP Units (1,000,000) would vest and 100% of the shares in the escrow (65,680) would vest. Value is based on a stock price of $182.11, the closing price of our common stock as reported by the NYSE for December 31, 2014, net of the purchase price of $0.25 per unit (with no net reduction for the escrowed shares).

(6)
Determined by our current severance policy under which we pay severance to full-time employees (not covered by a collective bargaining agreement) whose employment is involuntarily terminated in the event of certain reductions in force, mergers or outsourcings. The amount of the severance is one week of pay for every year of service up to a maximum of sixteen years.

(7)
We paid our 2014 bonuses in 2015. Our Annual Cash Incentive Compensation program does not expressly address the consequences of a termination of employment prior to payment of the bonus. However, for the purposes of this table, we have assumed the Compensation Committee would approve paying the earned bonus to an executive who, as of the end of the year, died or became disabled or whose employment was terminated without cause or good reason following a change in control, other than David Simon, whose employment agreement contains provisions regarding the payment of bonuses.

(8)
Based on Richard Sokolov's employment agreement which is described below under "Employment Agreement with Richard Sokolov."

(9)
Mr. Sterrett's Employment Agreement with the Company, effective December 31, 2014, provides for: (i) the payment of 2014 Annual Cash Incentive Compensation, as determined by the Compensation Committee of the Board, (ii) the continued vesting of his earned LTIP awards under the 2011-2013 and 2012-2014 LTIP programs in accordance with their original terms and conditions, and (iii) the cancellation of his LTIP award under the 2013-2015 LTIP program.

EMPLOYMENT AGREEMENT WITH DAVID SIMON

On July 6, 2011, the Compensation Committee unanimously approved entering into a new long-term employment agreement with David Simon, commencing on July 6, 2011 and ending on July 5, 2019. Pursuant to the employment agreement, David Simon serves as the company's Chief Executive Officer, a member of the Board of Directors and, except under certain circumstances described in the employment agreement, Chairman of the Board of Directors. The employment agreement provides David Simon with an annual base salary of $1,250,000, subject to annual review and increase, but not decrease, by the committee. The agreement also provides that he is eligible to receive an annual target cash bonus of 200% of his base salary, based on the degree to which reasonably attainable performance goals are achieved.

Termination-related provisions of employment agreement with David Simon. If David Simon is terminated by us without "Cause" or by him for "Good Reason," (each as defined in David Simon's Employment Agreement) subject to his execution of a release of claims against us, he will be paid severance in an amount equal to two times the sum of: his annual base salary and his target Annual Cash Incentive Compensation in equal installments over a two-year period.

In addition, also subject to his execution of a release of claims against us, up to one-half of the unvested LTIP units under the 2011 CEO Retention Agreement will be eligible to vest if he is terminated on or prior to June 30, 2015 and if the Termination FFO equals or exceeds a specified FFO amount. If such termination occurs after June 30, 2015 then a portion of the remaining unvested LTIP units granted under the 2011 CEO Retention Agreement will become vested LTIP units if the Termination FFO equals or exceeds a specified FFO amount. For details regarding the Termination FFO, the Specified FFO and the portion that can be earned upon various terminations please see page 40 of this Proxy Statement.

If David Simon is terminated due to disability or if he dies, he would be entitled to receive (A) the payments described in footnotes (2), (3), and (4) in the Estimated Post-Employment Payments Under Alternative Termination Scenarios table above, (B) pursuant to the terms of his annual performance-based LTIP program award agreements, a number of LTIP units under the annual LTIP program determined at the end of the applicable performance period based on actual performance for that period and then prorated by a partial service factor based on the number of days during the performance period prior to his death or disability, (C) pursuant to the terms of his restricted stock award agreements, full vesting (in the event of death) or continued vesting over the four year schedule (in the event of disability) of his restricted shares, and (D) full vesting of his 2011 CEO Retention Agreement.

If David Simon is terminated by us without "cause" or by him for "good reason" following a change in control, he would be entitled to receive (A) the payments described in (2), (3), and (4) in the Estimated Post- Employment Payments Under Alternative Termination Scenarios table above, (B) all of the unvested LTIP units under the 2011 CEO Retention Agreement fully vest (these also vest if such termination is during the six month period prior to a change in control if such change in control occur), (C) pursuant to the terms of his annual performance-based LTIP unit awards, any unearned LTIP units multiplied by a partial service factor based on the number of days during the performance period to the date of the change in control, and (D) pursuant to the terms of his restricted stock

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    39

COMPENSATION DISCUSSION AND ANALYSIS

award agreements, full vesting of his restricted stock. If there is a change in control, but David Simon is not terminated, he is entitled to the payments described in subsection (C), and (D) of this paragraph.

Amendments to the 2011 CEO Retention Agreement. Effective as of December 31, 2013 David Simon, the Operating Partnership and the Company amended and restated the Series CEO LTIP Unit Award Agreement dated as of July 6, 2011, as amended on December 22, 2011, March 29, 2013 as further amended and restated effective as of December 31, 2013 (as amended and restated, the "2011 CEO Retention Agreement").

The 2011 CEO Retention Agreement, which was previously entirely service-based, will now become eligible to vest based on the attainment of Company based performance goals, in addition to a service-based vesting requirement. The 2011 CEO Retention Agreement provides that if the relevant performance criteria are not achieved, Mr. Simon will forfeit all or a portion of such award. The performance criteria in the 2011 CEO Retention Agreement are designed to incentivize Mr. Simon to continue upon the Company's outstanding performance achieved under his leadership, and in the interest of aligning the 2011 CEO Retention Agreement with the Company's pay-for-performance philosophy, which has been instrumental in the creation of exceptional long-term stockholder value.

Prior to the December 31, 2013 amendment and restatement, Mr. Simon's 1,000,000 LTIP Units vested over an eight year period, with one third vesting in 2017, one third vesting in 2018 and one third vesting in 2019. Pursuant to the 2011 CEO Retention Agreement, effective December 31, 2013, 720,000 of such LTIP Units were cancelled and in respect thereof 360,000 LTIP Units were granted to David Simon on December 31, 2013 (the "A Units") and 360,000 LTIP Units were granted to David Simon on January 1, 2014 (the "B Units"). 280,000 of the LTIP Units granted on July 6, 2011 were cancelled on January 1, 2015 and in respect thereof 280,000 LTIP Units were granted on January 1, 2015 (the "C Units"). The A Units, B Units and C Units may only be earned if and to the extent the applicable performance criteria and vesting requirements are met, as set forth below.

If the Company does not achieve FFO per share of at least $8.07 for 2015, then the 360,000 Class A Units shall not be earned. If the Company achieves FFO per share of $8.07 for 2015, then 50% of such Class A Units may be earned, subject to fulfillment of additional service-based vesting requirements. If the Company achieves FFO per share of $8.86 for 2015, then 100% of such Class A Units may be earned, subject to fulfillment of additional service-based vesting requirements. If the Company achieves FFO per share of greater than $8.07 but less than $8.86 for 2015, then the number of Class A Units that may be earned shall be between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

If the Company does not achieve FFO per share of at least $8.43 for 2016, then all 360,000 Class B Units shall not be earned. If the Company achieves FFO per share of $8.43 for 2016, then 50% of such Class B Units may be earned, subject to fulfillment of additional service-based vesting requirements. If the Company achieves FFO per share of $9.40 for 2016, then 100% of such Class B Units may be earned, subject to fulfillment of additional service-based vesting requirements. If the Company achieves FFO per share of greater than $8.43 but less than $9.40 for 2016, then the number of Class B Units that may be earned shall be between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

If the Company does not achieve FFO per share of at least $8.62 for 2017, then all 280,000 Class C Units shall be forfeited. If the Company achieves FFO per share of $8.62 for 2017, then 50% of such Class C Units may be earned, subject to fulfillment of additional service-based vesting requirements. If the Company achieves FFO per share of $9.80 for 2017, then 100% of such Class C Units may be earned, subject to fulfillment of additional service-based vesting requirements. If the Company achieves FFO per share of greater than $8.62 but less than $9.80 for 2017, then the number of Class C Units that may be earned shall be between 50% and 100% based on linear interpolation, subject to fulfillment of additional service-based vesting requirements.

Notwithstanding the preceding three paragraphs, (i) if all or a portion of the Class A Units are not earned in 2015, then any such unearned Class A Units may be earned in 2016 if FFO per share for calendar year 2016 is equal to or greater than $9.40 or in 2017 if FFO per share for calendar year 2017 is equal to or greater than $9.80 and (ii) if all or a portion of the Class B Units are not earned in 2016, then any such unearned Class B Units may be earned in 2017 if FFO per share for calendar year 2017 is equal to or greater than $9.80 (collectively, the "catch-up feature"), in each case, subject to fulfillment of additional service-based vesting requirements.

After determining the number of A Units, B Units and C Units respectively, that are earned (after taking into account the catch-up feature), such earned A Units shall vest on January 1, 2018, such earned B Units shall vest on January 1, 2019 and such earned C Units shall vest on June 30, 2019, in each case subject to David Simon's continued employment or service with the Company through such applicable date, provided that the A Units, B Units and C Units may become vested earlier upon certain terminations of employment or service, as set forth below.

 40     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The 2011 CEO Retention Agreement contains a double trigger change in control provision which requires David Simon to be terminated by us without Cause or to resign for Good Reason, in each case during the period commencing six months prior to and ending eighteen months after the change in control, in order for the LTIP units to vest in connection with a change in control.

The 2011 CEO Retention Agreement provides that if David Simon hereafter dies or his employment or service is terminated by us due to Disability, then all unvested LTIP Units will automatically vest. If David Simon's employment or service is terminated by us without Cause or by Mr. Simon for Good Reason, then the unearned LTIP Units will not automatically vest, but will be eligible to vest as follows: (i) if such termination is on or prior to June 30, 2015, up to one-half of the unearned LTIP Units will vest, if and to the extent that the Termination FFO (defined below) per share is equal to or greater than FFO A (defined below) per share for the year of termination and will vest in full if such Termination FFO is equal to or greater than FFO B (defined below) per share, (ii) if such termination occurs after June 30, 2015 and on or prior to December 31, 2017, a portion of the remaining Unvested LTIP Units will be earned equal to the product of (A) 100% of the unearned LTIP Units that will vest if and to the extent that the Termination FFO per share is equal to or greater than FFO B per share for the year of termination and between 50% to 100% if such Termination FFO is equal to or greater than FFO A per share but less than FFO B per share (the exact percentage to be based on linear interpolation) multiplied by (B) a quantity equal to (1) the number of completed calendar months that David Simon completed from July 6, 2011 through the date of the such termination, divided by (2) 96 (the number of calendar months in his employment agreement term) and (iii) if such termination occurs after December 31, 2017, a portion of the remaining Unvested LTIP Units shall become Vested LTIP Units with such portion equal to the product of (A) the number of Unvested LTIP Units (after taking into account the number of Unvested LTIP Units if any that shall be forfeited after calendar year 2017 to the extent the performance goals were not achieved), multiplied by (B) (1) the number of completed calendar months from July 6, 2011 through the date of the such termination, divided by (2) 96.

"Termination FFO" per share means the FFO per share for the most recent calendar quarter multiplied by four (resulting in an annualized FFO per share number). "FFO A" means for 2015, 2016 and 2017, respectively: (i) for 2015: $8.07 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2015; (ii) for 2016: $8.43 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2016 and (iii) for 2017: $8.62 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2017. "FFO B" means for 2015, 2016 and 2017, respectively: (i) for 2015: $8.86 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2015; (ii) for 2016: $9.40 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2016 and (iii) for 2017: $9.80 multiplied by a percentage equal to (A) one hundred percent minus (B) the CAGR for the five year period preceding 2017.

Pursuant to the 2011 CEO Retention Agreement, FFO shall be increased or decreased to give effect to (i) extraordinary, unusual or nonrecurring items, including without limitation a spin-off, or as a result of dispositions not made in the ordinary course, (ii) litigation or claim judgments or settlements; (iii) changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results (iv) other specific unusual or nonrecurring events, or objectively determinable category thereof; (v) nonrecurring charges; and (vi) a change in the Company's fiscal year. Each such adjustment, if any, shall be made by the Committee in order to prevent the undue dilution of Mr. Simon's rights.

Under the 2011 CEO Retention Agreement, the after-tax portion of distributions paid on Mr. Simon's unvested LTIP units are used to buy shares of the Company's common stock, which are placed in escrow. As of December 31, 2014, there were 65,680 shares in escrow. In modifying the 2011 CEO Retention Agreement, the Committee and Mr. Simon agreed that the escrowed shares (and any shares purchased with distributions in respect of the remaining 280,000 LTIP units under the 2011 CEO Retention Agreement prior to such units' cancelation on January 1, 2015) will be released to Mr. Simon on a pro rata basis based upon the satisfaction of performance-based and service-based criteria.

EMPLOYMENT AGREEMENT WITH RICHARD SOKOLOV

We have an employment agreement with Richard Sokolov which term ended January 31, 2012, subject to automatic renewal for a one-year period unless either party provides 90 day advance notice. The agreement provides for an annual base salary of $800,000, subject to annual review and adjustment by the Compensation Committee. The agreement also provides that he is eligible to receive a cash bonus of not less than 75% and not more than 150% of his base salary as determined by the Compensation Committee.

If Richard Sokolov's employment was terminated by us without "cause" or by him for "good reason," we would have to pay him an amount equal to one year's current base salary and his target bonus in twelve monthly installments. In those instances and also in the event of disability, any unvested restricted stock awards that the Compensation Committee had granted would continue to vest provided that Richard Sokolov executes a release in favor of the Company and complies with the restrictive covenants described in the following paragraph.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    41

COMPENSATION DISCUSSION AND ANALYSIS

The agreement includes covenants which restrict Richard Sokolov while he is employed and during any period of time in which restricted stock awards continue to vest from: (1) soliciting any of our employees or inducing them to terminate their employment with us; (2) employing or offering employment to any persons employed by us in a non-administrative capacity during the previous twelve months; or (3) diverting any persons from doing business with us or inducing any persons from doing business with us or inducing anyone to cease being one of our customers or suppliers.

For purposes of Richard Sokolov's agreement, "cause" is defined as a substantial and continued failure to perform his duties (following notice and an opportunity to cure) or conviction of a felony. "Good reason" is defined as a material diminution of or material adverse change in his duties, offices or responsibilities (including removal from or failure to secure his election to, the Board of Directors); a material breach of our obligations; a failure to have the agreement assumed by any successor to our business; or a required relocation of his principal base location from Youngstown, Ohio or Indianapolis, Indiana.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee has retained Semler Brossy Consulting Group, LLC ("Semler Brossy" or "Consultant") as its independent consultant since 2011. The Consultant reports directly to the Compensation Committee and performs no other work for the Company. The Compensation Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

i.
The provision of other services to the Company by Semler Brossy;

ii.
The amount of fees from the Company paid to Semler Brossy as a percentage of the firm's total revenue;

iii.
Semler Brossy's policies and procedures that are designed to prevent conflicts of interest;

iv.
Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company;

v.
Any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and

vi.
Any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm.

The Compensation Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

 42     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

PROPOSAL 3:      Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for 2015. Stockholders have the opportunity to ratify that selection in an advisory vote.

The Report of the Audit Committee which follows this proposal contains information on the amount of fees paid to EY during 2014 and 2013. Representatives of EY will be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

If the holders of a majority of voting shares voting on this matter do not approve the proposal, the Audit Committee will take into consideration the views of the stockholders and may, but will not be required to, appoint a different independent registered public accounting firm.

The Board of Directors Unanimously Recommends that Stockholders Vote FOR Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2015.

 REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, the qualifications, performance and independence of the Company's independent registered public accounting firm, the performance of the Company's internal auditor and the Company's compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the Company's independent registered public accounting firm. The Committee operates under a written charter adopted by the Board. The Committee currently has four members. The Board has determined that each committee member is independent under the standards of director independence established under our Governance Principles, NYSE listing standards, and applicable securities laws.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management's report on internal controls over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on internal controls over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and its independent registered public accounting firm.

We held ten meetings during 2014. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company's internal auditor, and its independent registered public accounting firm, EY.

We discussed with the Company's internal auditor and EY the overall scope and plans for their respective audits. We met with the internal auditor and EY, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls. We reviewed and discussed the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board's (PCAOB) Auditing Standard No. 5 An Audit of Internal Control Over Financial Reporting That is Integrated With an Audit of Financial Statements.

We discussed with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management processes.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2014 with management, the internal auditor and EY. We reviewed EY's report on our financial statements which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States. We reviewed and discussed with management, the internal auditor and EY, management's report on the effectiveness of internal controls over financial reporting and EY's report on internal controls over financial reporting. We also discussed with management, the internal auditor and EY the process used to support certifications by the Company's Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    43

REPORT OF THE AUDIT COMMITTEE

the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the Securities and Exchange Commission and the processes used to support management's report on the Company's internal control over financial reporting.

We also discussed with EY matters required to be discussed by their professional standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by PCAOB Auditing Standards No. 16 Communications with Audit Committees.

We also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent accountant's communications with us concerning independence and we discussed with EY the independence of that firm.

When considering EY's independence, we considered if services they provided to the Company beyond those rendered in connection with their audit of the Company's consolidated financial statements and the effectiveness of internal controls over financial reporting and reviews of the Company's quarterly unaudited consolidated financial statements were compatible with maintaining their independence. We concluded that the provision of such services by EY has not jeopardized EY's independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2014 be included in the Company's annual report on Form 10-K. The Audit Committee has also selected EY as the Company's independent registered public accounting firm for the year ended December 31, 2015, and will present the selection to the stockholders for ratification at the meeting.

We approve all audit and permissible non-audit services to be provided to the Company by EY prior to commencement of services. We have delegated to the Chairman of the Audit Committee the authority to approve specific services up to specified individual and aggregate fee amounts. These approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

The Company has incurred fees for EY's services as shown below. EY has advised us that it has billed or will bill the Company the below indicated amounts for the following categories of services for the years ended December 31, 2014 and 2013, respectively:

	2014	2013

Audit Fees(1)	$3,753,000	$3,692,000
Audit-Related Fees(2)	4,269,000	5,435,000
Tax Fees(3)	428,000	305,000
All Other Fees	26,000	26,000

(1)
Audit Fees include fees for the audit of the financial statements and the effectiveness of internal controls over financial reporting for us and the Operating Partnership and services associated with the related Securities and Exchange Commission registration statements, periodic reports, and other documents issued in connection with securities offerings.

(2)
Audit-Related Fees include audits of individual or portfolios of properties and schedules of recoverable common area maintenance costs to comply with lender, joint venture partner or tenant requirements and accounting consultation and due diligence services. In addition, these fees include services related to the audits of Washington Prime Group, Inc., which the Company spun off to its stockholders in May 2014, and which accounted for the higher fees in 2013. Our share of these Audit-Related Fees is approximately 58% and 64% in 2014 and 2013, respectively.

(3)
Tax Fees include fees for international and other tax consulting services and tax return compliance services associated with the tax returns for certain joint ventures as well as other miscellaneous tax compliance services. Our share of these Tax Fees is approximately 85% and 75% in 2014 and 2013, respectively.

The Audit Committee:
J. Albert Smith, Jr., Chairman
Melvyn E. Bergstein
Larry C. Glasscock
Reuben S. Leibowitz

 44     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

PROPOSAL 4:      Stockholder Proposal

We expect that the following proposal will be presented by Investor Voice, on behalf of Newground Social Investment (owner of 20 shares of the Company's common stock) and co-sponsored by Boston Common Asset Management, LLC on behalf of Boston Common U.S. Equity Fund (owner of 1,770 shares of the Company's common stock) at the annual meeting. We have reprinted the proposal and supporting statement as it was submitted to us, except for minor formatting changes.

"RESOLVED: Shareholders of Simon Property Group, Inc. ("Simon") hereby request the Board of Directors to initiate the steps necessary to amend Simon's governing documents to provide that all matters presented to shareholders, other than the election of directors, shall be decided by a simple majority of the shares voted FOR and AGAINST an item. This policy shall apply to all such matters unless shareholders have approved higher thresholds, or applicable laws or stock exchange regulations dictate otherwise.

SUPPORTING STATEMENT:

The 2014 proxy (on page 61) states: "we intend to evaluate... our voting standards regarding treatment of abstentions in determining our voting results, with the goal (if deemed beneficial to the company and its stockholders) to have any revised practices and policies in place for use with the 2015 Annual Stockholders' Meeting."

Revised policies have not been put into place, but are needed because Simon counts votes two different ways in its proxy—a practice we feel is confusing, inconsistent, does not fully honor voter intent, and harms shareholder best-interest.

Vote Calculation Methodologies, a CalPERS / GMI Ratings report, studied companies in the S&P 500 and Russell 1000 and found that 48% employ simple majority vote-counting as requested by this Proposal. See http://www.calpers-governance.org/docs-of/provyvoting/calpers-russell-1000-vote-calculation-methodology-final-v2.pdf

Recently, Cardinal Health, ConAgra Foods, Plum Creek Timber, and Smucker's each implemented the request of this Proposal.

The Securities and Exchange Commission dictates (Staff Legal Bulletin No.14 F.4.) a specific vote counting formula for the purpose of establishing eligibility for resubmission of shareholder-sponsored proposals. This formula—which we will call the "Simple Majority Vote"—is the votes cast FOR, divided by two categories of vote, the:

• FOR votes, plus • AGAINST votes.

However, Simon does not uniformly follow the Simple Majority Vote. With respect to adopting a shareholder-sponsored proposal (versus determining its eligibility for resubmission), Simon's proxy states that abstentions will be "treated as a vote against".

Thus, results are determined by the votes cast FOR a proposal, divided by not two, but three categories of vote:

• FOR votes, • AGAINST votes, plus • ABSTAIN votes.

At the same time as Simon applies this more restrictive formula that includes abstentions to shareholder-sponsored items (and other management ones), it employs the Simple Majority Vote and excludes abstentions for management's Proposal 1 (in uncontested director elections), saying they "will have no effect".

These practices boost the appearance of support for management's Proposal 1, but depress the calculated level of support for other items—including every shareholder proposal. Invariably, abstaining voters have not followed the Board's typical recommendation to vote AGAINST each shareholder-sponsored item. Despite this, Simon counts every abstain vote—without exception—as if the voter agreed with the Board's AGAINST recommendation.

In our view, Simon's use of two vote-counting formulas is confusing, inconsistent, does not fully honor voter intent, and harms shareholder best-interest.

Therefore, please vote FOR good governance and Simple Majority Voting at Simon."

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

The corporate governance policies and practices implemented by the Board of Directors (the "Board" or "we") of Simon Property Group, Inc. ("SPG" or the "Company") are designed to ensure that SPG is governed in accordance with the highest standards of integrity and in the best interests of its stockholders. We consider every proposed governance change carefully, taking into account

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    45

PROPOSAL 4:      Stockholder Proposal

company-specific facts and circumstances, together with significant stockholder engagement and input, as noted in more detail below.

In prior years, we received substantially the same proposal from the same sponsor on two separate occasions. In connection with the 2014 annual stockholders' meeting, we received substantially the same proposal and it was excluded upon reaching an agreement with the proponent that the Company's senior executives, the Board of Directors and the Governance and Nominating Committee of the Board would undertake a study of the proposed revisions and related considerations, with the results either put in place in time for, or reported on, at the Company's 2015 annual meeting of stockholders. The Governance and Nominating Committee discussed this issue at two meetings in 2014 and two meetings in 2015 and has concluded that the proposal is not in the best interests of stockholders.

The Proposal requests that the Board of Directors amend its "governing documents" in order to provide that all matters presented to stockholders, other than election of directors, shall be decided by a simple majority of shares voted FOR and AGAINST. The Proposal calls for SPG to treat abstentions as neither a vote FOR nor AGAINST an item.

Stockholders Are Fully Informed as to the Treatment of Votes

The Board believes that, since stockholders are made aware of the treatment and effect of abstentions, counting abstentions effectively honors the intent of our stockholders. Stockholders typically have three voting choices for a particular proposal: for, against and abstain. In the Proxy Statement for each Annual Meeting, we explicitly disclose the exact vote required to approve each proposal. We also explicitly describe how abstentions will be counted in the vote tabulation and the effect of abstentions on the outcome of a matter, on a proposal-by-proposal basis. Our stockholders are, therefore, clearly informed that if they choose to abstain with respect to certain proposals, their vote will have the same practical effect as a vote against such proposal. Because of the foregoing, the Board of Directors believes that counting abstention votes indeed honors what the proponent describes as the "thoughtful" intent of SPG's stockholders.

The Company Operates with Integrity and in Accordance with the Law

The Company's current voting standards are consistent with current corporate governance best practices and applicable law. These standards do not prevent corporate change and growth; rather they are in place in order to ensure that fundamental changes to our corporate governance procedures only occur when a broad consensus of stockholders exists. In addition, with our open stockholder engagement policies and practices, we believe that strong channels of communication clearly exist for Board and management to stay abreast of our stockholders' concerns and interests.

Our voting standards are consistent with the default standards established by Section 216(2) of the General Corporation Law of the State of Delaware (the "DGCL"), where we are incorporated. The DGCL also allows, in all matters other than the election of directors and certain other fundamental matters, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter to decide such matter. For matters that require a majority vote of all shares represented in person or by proxy at a meeting, abstentions, because they are not voted "for" a matter, have the practical effect of a vote against the matter under the default voting standard established by the DGCL.

The proponent's argument for SPG to use what the proponent describes as an "SEC Standard" of excluding abstentions in vote tabulations is based on the SEC's vote-counting rules for determining whether a stockholder may resubmit a proposal for inclusion in a company's Proxy Statement. These rules do not govern whether a stockholder proposal has been approved by stockholders. We believe that it would not serve the best interests of our stockholders to take a voting standard intended to apply to specific contexts and adopt that standard universally.

Recommendation of the Board

The Board of Directors unanimously recommends a vote "AGAINST" this proposal for the reasons discussed above. Proxies solicited by the Board of Directors will be voted "AGAINST" this proposal unless a stockholder indicates otherwise in voting the proxy.

 46     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

ANNUAL REPORT

Our Annual Report for the year ended December 31, 2014, including financial statements audited by Ernst & Young LLP, or EY, our independent registered public accounting firm, and EY's report thereon, is available to our stockholders on the Internet as described in the Notice of Internet Availability of proxy materials. In addition, a copy of our Annual Report on Form 10-K for the year ended December 31, 2014, will be sent to any stockholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: Investor Relations, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204. Our Form 10-K is also available and may be accessed free of charge at 10k.simon.com.

STOCKHOLDER PROPOSALS AT OUR 2016 ANNUAL MEETING

RULE 14a-8 STOCKHOLDER PROPOSALS

To be considered for inclusion in the proxy materials for the 2016 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, a stockholder proposal made pursuant to such rule must be received by the General Counsel and Secretary of the Company, James M. Barkley, at 225 West Washington Street, Indianapolis, Indiana 46204, by the close of business on December 3, 2015. If the date of such meeting is changed by more than 30 days from May 12, 2016, the proposal must be received by the Company at a reasonable time before the Company begins to print and send its proxy materials. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.

STOCKHOLDER PROPOSALS OR OTHER BUSINESS OUTSIDE OF THE RULE 14a-8 PROCESS

The Company's By-Laws also establish an advance notice procedure for stockholders who wish to present a proposal of business or nominate a director before an annual meeting of stockholders but do not intend for the proposal to be included in the Company's Proxy Statement pursuant to Rule 14a-8. Pursuant to the Company's By-Laws, such a proposal of business or nomination of a director may be brought before the meeting by a stockholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements. To be timely for the 2016 annual meeting of stockholders, such notice must be received by the General Counsel and Secretary of the Company, James M. Barkley, at 225 West Washington Street, Indianapolis, Indiana 46204 by the close of business on January 15, 2016. If the date of the 2016 meeting is changed by more than 30 days from May 12, 2016, the proposal must be received by the Company not later than the close of business on the later of 120 calendar days in advance of the 2016 annual meeting of stockholders or 10 calendar days following the date upon which public announcement of the date of the meeting is first made.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and so, we file periodic reports and other information with the Securities and Exchange Commission. These reports and the other information we file with the Securities and Exchange Commission can be read and copied at the public reference room facilities maintained by the Securities and Exchange Commission in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The Securities and Exchange Commission's telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed by us electronically with the Securities and Exchange Commission and are available at its website, www.sec.gov.

INCORPORATION BY REFERENCE

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled, "COMPENSATION COMMITTEE REPORT" and "REPORT OF THE AUDIT COMMITTEE" should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    47

FREQUENTLY ASKED QUESTIONS AND ANSWERS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, David Simon and Larry C. Glasscock the authority to vote your shares in the manner you indicate on your proxy card.

WHO IS QUALIFIED TO VOTE?

You are qualified to vote on all matters presented to the stockholders at the meeting if you own shares of our common stock, par value $.0001 per share, or Class B common stock, par value $.0001 per share, at the close of business on March 16, 2015.

All of the Class B common shares are subject to voting trusts as to which David Simon and Herbert Simon are the voting trustees. The Board is not soliciting proxies in respect of the Class B common shares.

HOW MANY SHARES MAY VOTE AT THE MEETING?

On March 16, 2015, there were outstanding 311,260,775 shares of common stock and 8,000 shares of Class B common stock. As a result, a total of 311,268,775 shares are entitled to vote (which we refer to in this Proxy Statement as the "voting shares") on all matters presented to stockholders at the meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The presence at the meeting in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 155,634,388 voting shares, will constitute a quorum for the transaction of business.

WHAT IS THE DIFFERENCE BETWEEN A "STOCKHOLDER OF RECORD" AND A "STREET NAME" HOLDER?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Shareowner Services, our transfer agent, you are a "stockholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

HOW DO I VOTE MY SHARES?

If you are a "stockholder of record," you have several choices. You can vote your shares by proxy:

•
Via the Internet;

•
By telephone; or

•
By mailing your proxy card. Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a stockholder. If you hold your shares in "street name," your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a "stockholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

ADMISSION REQUIREMENTS—WHAT DO I NEED TO DO TO ATTEND THE MEETING IN PERSON?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver's license or passport) will be required for admission to the meeting. Only stockholders who owned Simon Property Group, Inc. common stock as of the close of business on March 16, 2015 are entitled to attend the meeting.

If your shares are registered in your name and you owned Simon Property Group, Inc. common stock as of the close of business on March 16, 2015, you only need to provide some form of government issued photo identification for admission.

If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on March 16, 2015, and provide some form of government-issued photo identification.

 48     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT ARE THE BOARD'S RECOMMENDATIONS ON HOW I SHOULD VOTE MY SHARES?

The Board recommends that you vote your shares as follows:

•
Proposal 1: FOR all of the nominees for election as directors.

•
Proposal 2: FOR the advisory vote to approve executive compensation.

•
Proposal 3: FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2015.

•
Proposal 4: AGAINST the Stockholder Proposal.

HOW WOULD MY SHARES BE VOTED IF I DO NOT SPECIFY HOW THEY SHOULD BE VOTED?

•
If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

•
Proposal 1: FOR all of the nominees for election as directors.

•
Proposal 2: FOR the advisory vote to approve executive compensation.

•
Proposal 3: FOR the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm (independent auditors) for the year ending December 31, 2015.

•
Proposal 4: AGAINST the Stockholder Proposal.

WHAT ARE BROKER NON-VOTES?

A broker non-vote occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares. Proposals 1 and 2 fall into this category. If you do not provide your broker with voting instructions, any of your shares held by the broker will not be voted on any of these proposals.

HOW WILL ABSTENTIONS BE TREATED?

For this Annual Meeting, abstentions will have no effect on the outcome of Proposal 1: Election of Directors; abstentions will have the same effect as votes against Proposal 2: Advisory Vote to Approve Executive Compensation; abstentions will have the same effect as votes against Proposal 3: Ratification of Independent Registered Public Accounting Firm, and Proposal 4: Stockholder Proposal.

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    49

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON-VOTES, IF ANY

1	Election of Directors	For the nominees to be elected by the holders of voting shares, approval by a majority of the votes cast. Under our By-Laws, for purposes of this proposal, a "majority of votes cast" means more votes cast FOR than AGAINST.	Abstentions and broker non-votes will not be considered as votes for or against this proposal and will not affect the outcome of the vote.
2	Advisory Vote to Approve Executive Compensation	This proposal is advisory and not binding. We will consider stockholders to have approved the proposal if it is approved by a majority of the votes cast.	Abstentions will be considered as votes cast on this proposal and will have the same effect as votes against this proposal. Broker non-votes will not be considered as votes cast on this proposal and will not affect the outcome of the vote.
3	Ratification of Appointment of Independent Auditors	A majority of the votes cast.	Abstentions will be considered as votes cast on this proposal and will have the same effect as votes against the proposal.
4	Stockholder Proposal	A majority of the votes cast.	Abstentions will be considered as votes cast on this proposal and will have the same effect as votes against this proposal. Broker non-votes will not be considered as votes cast on this proposal and will not affect the outcome of the vote.

The voting trustees who vote the Class B common stock have advised us that they intend to vote all shares of the Class B common stock FOR the election of all nominees and FOR the two proposals being submitted by the Board of Directors.

WHY DID I RECEIVE MORE THAN ONE NOTICE OR PROXY CARD?

You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY PROXY CARD?

You may revoke your proxy by doing one of the following:

•
By sending a written notice of revocation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204 that is received prior to the meeting, stating that you revoke your proxy;

•
By signing a later-dated proxy card and submitting it so that it is received prior to the meeting in accordance with the instructions included in the proxy card(s); or

•
By attending the meeting and voting your shares in person.

WILL THE RESULTS OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION BE BINDING ON THE COMPANY OR ITS BOARD OF DIRECTORS?

The outcome of the advisory vote on executive compensation will not bind the Company or restrict the Board of Directors in any manner when the Board makes decisions on these subjects. The Board could, if it concluded it was in our best interests to do so, choose not to follow or implement the stockholders' advice on this matter.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

 50     SIMON PROPERTY GROUP   2015 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will count the votes and will facilitate the engagement of an independent inspector of election. The inspector will be present at the meeting.

WILL THE MEETING BE ACCESSIBLE TO DISABLED PERSONS?

Our Corporate headquarters is accessible to disabled persons. Please call us at least five days in advance at 317-685-7330 if you require any special accommodations.

HOW CAN I REVIEW THE LIST OF STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING?

A list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 5:00 p.m. (EDT), at our offices at 225 West Washington Street, Indianapolis, Indiana 46204. If you were a stockholder on March 16, 2015, and would like to view the stockholder list, please contact our Secretary to schedule an appointment.

WHO PAYS THE COST OF THIS PROXY SOLICITATION?

We will pay the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Georgeson, Inc. to assist in the solicitation of proxies. We will pay Georgeson, Inc. a fee of $50,000 for its proxy solicitation services.

IS THIS PROXY STATEMENT THE ONLY WAY THAT PROXIES ARE BEING SOLICITED?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

HAS THE COMPANY ADOPTED A "MAJORITY VOTING STANDARD?

Under our By-Laws, a nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation. See "CORPORATE GOVERNANCE MATTERS—Majority Vote Standard for Election of Directors."

ATTEND OUR ANNUAL MEETING OF STOCKHOLDERS

Date and Time: Location: Record Date:	Thursday, May 14, 2015 at 8:30 a.m. EDT Simon Property Group Headquarters 225 W. Washington Street Indianapolis, Indiana 46204 March 16, 2015

 SIMON PROPERTY GROUP   2015 PROXY STATEMENT    51

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000235032_1 R1.0.0.51160 SIMON PROPERTY GROUP, INC. 225 WEST WASHINGTON STREET INDIANAPOLIS, IN 46204 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 13, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 13, 2015. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 1a. Melvyn E. Bergstein 1b. Larry C. Glasscock 1c. Karen N. Horn, Ph.D. 1d. Allan Hubbard 1e. Reuben S. Leibowitz 1f. Daniel C. Smith, Ph.D. 1g. J. Albert Smith, Jr. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Advisory Vote on the Approval of Executive Compensation. 3 Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm. The Board of Directors recommends you vote AGAINST the following proposal: For Against Abstain 4 Stockholder Proposal NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000235032_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 10k Wrap, Notice & Proxy Statement is/are available at www.proxyvote.com . SIMON PROPERTY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2015 The stockholder hereby appoints David Simon and Larry C. Glasscock, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Simon Property Group, Inc. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Daylight Time, on May 14, 2015, at 225 WEST WASHINGTON STREET, INDIANAPOLIS, INDIANA, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AGAINST PROPOSAL 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side